UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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CATCHMARK TIMBER TRUST, INC.

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2021

PROXY STATEMENT AND NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

CatchMark℠

LETTER FROM OUR CHAIRMAN AND
OUR CEO
5 Concourse Parkway, Suite 2650
Atlanta, Georgia 30328
April 16, 2021
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of CatchMark Timber Trust, Inc. (the “annual meeting”), on Thursday, June 24, 2021 at 10:00 a.m., Eastern Time. As a result of the continuing public health impact of the COVID-19 pandemic, the annual meeting will be held virtually to protect the health and well-being of our employees, stockholders and community. Stockholders can access the annual meeting online at the following link: www.meetingcenter.io/207215756. To participate in the annual meeting, stockholders must enter the following password: CTT2021. Additional instructions for attending the annual meeting are included in the proxy statement.
2020 Company Performance
We successfully managed the unprecedented economic volatility of 2020 caused by the COVID-19 pandemic, keeping our team safe, delivering strong performance and continuing to generate predictable and stable cash flow that fully covered dividends paid to our stockholders. Our excellent 2020 results underscored the strength of our business strategy, built on three key pillars:
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investing in prime timberlands with industry-leading productivity, primarily in the U.S. South, the nation’s premier woodbasket;

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focusing investments in top mill markets where we have strong relationships with leading lumber, pulp and paper producers; and

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executing superior management principally utilizing delivered wood sales as well as opportunistic stumpage sales to deliver sustainable harvest yields.

Throughout 2020, our core operations again generated premium timber sale prices substantially above market averages. We realized higher year-over-year annual harvest volumes, which were consistent with historical per-acre productivity levels, and we completed timberland sales capturing higher margins than in 2019. During 2020, we also maintained healthy liquidity, stable leverage, and effectively managed our debt capital.
In June 2020, TexMark Timber Treasury, L.P. (“Triple T”), our institutional joint venture that owns 1.1 million acres of prime Texas timberland, also reached a milestone by successfully renegotiating its Georgia-Pacific wood supply agreement to allow for market-based pricing for timber sales and expanding its ability to sell sawtimber and large timberland parcels to third parties, among other benefits. The renegotiated agreement sets the stage for improved joint venture performance, enhances the long-term value of this high-quality asset, and opens the way to pursuing near-term options for recapitalization of the joint venture to maximize value for us and our joint venture partners.
Looking ahead, we believe the favorable outlook for housing, continued strength in pulpwood markets, and prospects for a normalizing post-pandemic economy should help support demand fundamentals in 2021. Our superior micro-markets stand to benefit from ongoing mill market expansion in and around our prime U.S. South timberland base, and we expect positive trends to continue for fundamentals in the Pacific Northwest. Our capital priorities include assessing new investment opportunities while we move forward with more focused options to recapitalize the Triple T joint venture while we continue to pay predictable and stable fully covered dividends.
Board Leadership Transition and Refreshment
In June 2020, we appointed a new independent Chairman of the Board, Douglas D. Rubenstein. Mr. Rubenstein has served on our board of directors since our listing on the New York Stock Exchange in 2013, and his depth of knowledge about our company and the real estate and REIT industries as a whole provide strong continued leadership following the retirement of our prior chairman, Willis J. Potts, Jr., following the 2020 annual stockholders meeting. We also added two new independent members to our board of directors in April 2020, Tim E. Bentsen and James

Letter from Our Chairman and Our CEO

“Jim” M. DeCosmo. Mr. Bentsen, a retired partner with KPMG LLP, brings with him over 40 years of public accounting and corporate governance expertise. Mr. DeCosmo, the former chief executive officer of Forestar Group Inc., has 33 years of forest management experience. Both have already made strong contributions to our board, with Tim serving as the Chairman of our Audit Committee and Jim serving as Chairman of our Nominating and Corporate Governance Committee. In addition, Brian M. Davis joined our board of directors in January 2020 in connection with his appointment as our Chief Executive Officer and President.
Environmental, Social and Governance Initiatives
At CatchMark, environmental stewardship and sustainability are core to how we operate. As of December 31, 2020, we owned interests in and managed 1.5 million acres of timberland, including 386,500 acres of wholly-owned fee timberlands and 1.1 million acres of fee timberlands owned by the Triple T joint venture. All of those acres have been third-party audited and certified as sustainable in accordance with the rigorous standards adopted by the Sustainable Forestry Initiative (“SFI”). The SFI standards promote sustainable forest management through protection of water quality, biodiversity, wildlife habitat and at-risk species, including by prevention of natural habitat conversion. Our timberlands are further managed to meet or exceed all state regulations through the implementation of best management practices as well as internal policies designed to ensure compliance. We believe our continued commitment to sustainable forestry will not only benefit the environment and the communities in which we operate but also will allow us to maintain our timberlands’ productivity, grow our customer base, and enhance our reputation as a preferred timber supplier.
In seeking to expand our environmental, social and governance (“ESG”) program, we are also focused on positively impacting the lives of our employees, contractors, customers and the communities in which we operate. In 2020, we adopted several programs for the benefit of our employees, including providing time off for volunteer activities, establishing a matching gift program for employee donations to charitable organizations, and instituting the Willis J. Potts, Jr. Scholarship Program for children of our non-executive employees.
In 2020, as a result of our engagement with stockholders, we also adopted a clawback policy applicable to our executive officers and a board diversity policy. Pursuant to the board diversity policy, our Nominating and Corporate Governance Committee will ensure that each pool of candidates from which board nominees are chosen includes candidates with a diversity of gender, race and ethnicity. We will continue to engage investors and other stakeholders to gain further perspective and will consider their contributions as we further develop our ESG program.
Annual Meeting Proposals
At the 2021 annual meeting, we will be asking you to consider and vote on four proposals, including
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the election of six director nominees to serve for a term of one year,

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the approval, on an advisory basis, of the compensation we paid our named executive officers,

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the approval of the CatchMark Timber Trust, Inc. 2021 Incentive Plan, and

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the ratification of the selection by our Audit Committee of our independent auditors. Our board of directors is furnishing you the accompanying proxy statement to provide relevant information to you in connection with the board’s solicitation of proxies to be voted at the annual meeting. The proxies also may be voted at any adjournments or postponements of the annual meeting.

It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. Whether or not you plan to attend, you can ensure your shares are represented at the annual meeting by promptly voting online, by phone or by mail.
We look forward to receiving your vote and your participation in the annual meeting.

Sincerely,
Douglas D. Rubenstein Chairman of the Board	Brian M. Davis Chief Executive Officer and President

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
To the Stockholders of CatchMark Timber Trust, Inc.:
Notice is hereby given that the 2021 Annual Meeting of Stockholders of CatchMark Timber Trust, Inc. will be held virtually on Thursday, June 24, 2021 at 10:00 a.m., Eastern Time.

WHEN	VIRTUAL MEETING	RECORD DATE
Thursday, June 24, 2021 10:00 a.m., Eastern Time	www.meetingcenter.io/207215756 Password: CTT2021	April 8, 2021
The annual meeting will be held for the purpose of:
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Considering and voting upon a proposal to elect the six director nominees named in this proxy statement to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify;

2.	Considering and voting upon a proposal to approve, on an advisory basis, the compensation of our named executive officers;
3.	Considering and voting upon a proposal to approve the CatchMark Timber Trust, Inc. 2021 Incentive Plan;
4.	Ratifying the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2021; and
5.	Transacting any other business that may properly come before the annual meeting or any adjournment or postponement thereof.
Our board of directors has selected the close of business on April 8, 2021 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting. The Notice Regarding the Availability of Proxy Materials or this notice and the accompanying proxy statement and proxy card are first being mailed or made available to you on or about April 23, 2021.
Whether or not you plan to attend the annual meeting and vote at such time, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials).
Your Vote Is Very Important!
Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
By Order of the Board of Directors,
Atlanta, Georgia April 16, 2021	Lesley H. Solomon General Counsel and Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 24, 2021
The Notice of Annual Meeting, Proxy Statement, form of proxy card, and 2020 Annual Report to Stockholders are available at www.catchmark.com/proxy

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information you should consider. Please read this entire proxy statement carefully before voting. In this proxy statement, we may refer to CatchMark Timber Trust, Inc. as “we,” “us,” “our,” the “Company” or “CatchMark.”
Information About the 2021 Annual Meeting of Stockholders

WHEN	VIRTUAL MEETING	RECORD DATE
Thursday, June 24, 2021 10:00 a.m., Eastern time	www.meetingcenter.io/207215756 Password: CTT2021	April 8, 2021

VOTING	Attendance and Participation:

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Anyone who owned shares of our Class A common stock (“common stock”) at the close of business on April 8, 2021 is entitled to vote at the annual meeting.

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Each share is entitled to one vote on each matter to be voted upon at the annual meeting.

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You are entitled to attend the annual meeting only if you are a holder of record or a beneficial owner of shares of our common stock as of the record date or if you hold a valid proxy for the annual meeting. To participate in the annual meeting, stockholders must enter the following password: CTT2021.

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Stockholders of record must also enter the control number found on their proxy card or the Notice Regarding the Availability of Proxy Materials. Stockholders may vote during the annual meeting by following the instructions available on the meeting website during the annual meeting.

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If shares are held through an intermediary, such as a bank, broker or other nominee, stockholders must register in advance to participate in the annual meeting. To register, stockholders must submit proof of their proxy power (legal proxy) reflecting their holdings along with their name and email address to Computershare Fund Services. Stockholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 10:00 a.m., Eastern Time, on June 22, 2021. Stockholders will receive an email confirmation from Computershare Fund Services, which will include a control number that will allow the stockholder to attend and vote at the annual meeting.

Advance Voting Methods
Whether or not you plan to attend the annual meeting and vote at such time, we urge you to have your proxy vote recorded in advance of the annual meeting. Stockholders have the following three options for submitting their votes by proxy in advance of the meeting: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials). For further instructions on voting by proxy, see the proxy card accompanying this proxy statement.

Proxy Statement Summary

Meeting Agenda and Voting Recommendations
Items of Business		Board Recommendation	Page Number
1.	Election of the six directors named as nominees in the proxy statement	FOR	14
2.	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	49
3.	Approval of the CatchMark Timber Trust, Inc. 2021 Incentive Plan	FOR	50
4.	Ratification of the appointment of our independent auditors	FOR	61
In addition to the above matters, we will transact any other business that is properly brought before the annual meeting or any adjournment or postponement thereof.
Director Nominees
We have included summary information about each director nominee in the table below. Each director is elected annually by a majority of votes cast. See “Corporate Governance” beginning on page 7 and “Your Board of Directors” beginning on page 14 for more information regarding our directors and our process for nominating directors.
Name and Principal Occupation	Age	Director Since	Independent	AC	CC	FC	NC
Tim E. Bentsen Retired Partner, KPMG LLP	67	2020	✓	C FE		✓
Brian M. Davis CEO and President, CatchMark Timber Trust, Inc.	51	2020				✓
James M. DeCosmo Retired CEO and President, Forestar Group Inc.	62	2020	✓			✓	C
Paul S. Fisher Retired Vice Chairman, President and CEO, CenterPoint Properties Trust	65	2016	✓		✓	C	✓
Mary E. McBride Retired President, CoBank, ACB	65	2018	✓	✓ FE	C		✓
Douglas D. Rubenstein Executive Vice President, Chief Operating Officer and Director of Capital Markets, Benjamin F. Edwards & Company	58	2013	✓	✓	✓		✓

Proxy Statement Summary

AC = Audit Committee CC = Compensation Committee FC = Finance and Investment Committee	NC = Nominating and Corporate Governance Committee C = Committee Chair FE = Financial Expert
2020 Key Accomplishments
Our business strategy, built on investments in prime timberlands in high-demand mill markets and superior management, served us well during the unprecedented economic volatility of 2020 caused by the COVID-19 pandemic. During the year, we exceeded performance targets, maintained healthy liquidity and stable leverage and effectively managed our debt capital, all while making significant progress in furthering our long-term strategic objectives. Our fiber supply agreements, delivered wood model and opportunistic stumpage sales were primary performance drivers, generating stable and predictable cash flows from sustainable harvests that, combined with revenues from opportunistic land sales and active investment management, provided recurring dividends to our stockholders funded from cash from operations. We achieved several significant milestones during the year, in large part due to the leadership of our executive officers and board of directors, as well as the dedication, hard work and resiliency of our employees.
Some of our key accomplishments for 2020 include:
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Generated Stable Revenues. Generated revenues of $104.3 million compared to $106.7 million for 2019.

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Significantly Reduced Net Loss. Reduced net loss by $75.8 million to $17.5 million from $93.3 million for 2019, primarily due to a substantial decrease in losses allocated from the Triple T joint venture.

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Exceeded Adjusted EBITDA Guidance. Exceeding guidance, earned Adjusted EBITDA* of $52.1 million compared to $56.9 million for 2019, an anticipated decrease due to the winddown of the highly-successful Dawsonville Bluffs joint venture.

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Paid Stable Fully-Covered Dividends. Paid dividends of $26.3 million, or $0.54 per share, that were fully covered by cash flow from operations.

For additional information regarding our 2020 accomplishments, see “Compensation Discussion and Analysis — Executive Summary — 2020 Company Performance Highlights” beginning on page 23
Environmental, Social and Governance Highlights
Environmental

CatchMark seeks to maximize long-term returns by actively managing our timberlands to achieve an optimum balance among biological timber growth, current harvest cash flow, and responsible environmental stewardship.
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Sustainably Managed Timberlands. We are proud that 100% of our fee timberlands, 1.5 million acres, including those held through the Triple T joint venture, are certified as a sustainable forest according to the high standards of the Sustainable Forestry Initiative® (SFI).

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Millions of Trees Planted. Since 2013, we have planted more than 57 million trees, including over ten million in 2020. We plant four seedlings for every tree that we harvest (excluding thinning operations).

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Forestry Wildlife Partnership. We have been a member of the Forestry for Wildlife Partnership for Georgia since 2010. In 2020, we were again recognized as a Forestry Wildlife Partner by the Georgia Department of Natural Resources’ Wildlife Resources Division and the Governor for our stewardship and land management practices benefiting Georgia’s wildlife, in particular our work on the Sprewell Bluff Wildlife Management Area to enhance the forest habitat for the endangered red-cockaded woodpecker.
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Stream Restoration. Through our Dawsonville Bluffs joint venture, we own and manage two mitigation banks located in North Georgia that preserve 17.6 miles of stream, of which 8.5 miles of stream has been restored,

*
See footnote * in “Compensation Discussion and Analysis  —  Executive Summary  —  2020 Company Performance Highlights” on page 24 for information about where you can find the definition of and information regarding why we present Adjusted EBITDA and a reconciliation of this non-GAAP financial measure to net loss.

Proxy Statement Summary

improving habitat for sensitive and endangered species including the Etowah crawfish and Holiday darter.
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Rare and Endangered Species Protected. We have a process for identifying populations of known threatened, endangered, and rare species and all field personnel have training in species identification and their habitats. In our South Central region we have occurrences of Fringed Campion and Trillium, both endangered plants, and we developed management plans to protect these species.

Social

We care about our employees and recognize that they are key to the success of our company. As such, we have the following policies in place to ensure that our workforce thrives and continues to operate at a high level:
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Protection from Harassment, Discrimination and Retaliation. We believe that all individuals should be treated with dignity and respect, and have adopted a Human Rights Policy that, among other things, includes a No Harassment Policy that does not tolerate discriminatory harassment of any sort, including based on race, color, religion, sex, national origin, age, disability, pregnancy, childbirth, or related medical conditions, gender identity, sexual orientation, genetic information, citizenship status, service member status or any other characteristic protected by federal, state or local anti-discrimination laws. We also value and protect an employee’s right to raise workplace issues without concern for retaliation. We believe our employee relations are good and we have policies and procedures in place to quickly address and remedy employee grievances and any workplace disputes.

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Diversity and Inclusion. We value diversity in the workplace. As of December 31, 2020, 50% of our executive officers were women and 48% of our total number of employees were women. Approximately 20% of our workforce is comprised of individuals that identify as a member of an ethnic or racial minority group.

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Health and Safety. We are committed to providing and maintaining a safe and healthy workplace for all workers (including vendors, contractors, temporary employees and volunteers) as well as clients, visitors and members of the public. Risks and hazards to health and safety will be eliminated or minimized, as far as is reasonably practicable. We have adopted a Health and Safety Policy in furtherance of this commitment. During the year ended December 31, 2020, as a result of the COVID-19 pandemic, we implemented additional safety protocols to protect our employees and others, including protocols regarding social distancing, health checks and working remotely. Our experienced team adapted quickly to the changes and have managed our business successfully during this challenging time.
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Benefits, Training and Professional Development. We provide high-quality benefits to our employees, including healthcare and wellness initiatives, and a 401(k) plan with a generous company match, time off for volunteering, and a charitable gift matching program. We also provide regular training and professional development opportunities for our employees. These include semi-annual, company-wide information security training programs, as well as personal coaching for all officers and executives, and opportunities to attend conferences and other events relevant to the timberland, forest products and REIT industries.

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Scholarship Program. In 2020, we established the Willis J. Potts, Jr. Scholarship Program for children of our non-executive employees. This program was established to honor Willis J. Potts, Jr., who was a director on our board of directors beginning in 2006 and our Chairman of the Board from 2013 until 2020, when he retired. This scholarship program is administered through our scholarship committee and awards are granted to non-officer employees and without regard to race, color, creed, religion, orientation, gender, disability or national origin.

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Low Turnover Rate. We believe that all of our initiatives to make CatchMark an exceptional place to work have resulted in our low turnover rate, which was 3.92% in 2020 and averaged 3.92% annually over the past three years.

Proxy Statement Summary

Governance

Our corporate governance policies promote the long-term interests of stockholders, accountability and trust in us. Below is a summary of some of the highlights of our corporate governance framework.

Annual election of all directors

Majority voting with plurality carve out for contested elections

Five of six directors are independent

Separate independent Chairman and CEO

Anti-hedging and anti-pledging policy

Executive officer stock ownership guidelines

Independent director stock ownership guidelines

Regular executive sessions of independent directors

Related person transactions policy

Annual say-on-pay advisory votes

Average director tenure of 3.5 years

Risk oversight by the board and committees

Annual board and committee self-evaluations

No supermajority voting

No stockholder rights plan

Stockholders have ability to amend the bylaws

Board diversity policy

Director continuing education policy

All directors attended at least 75% of 2020 meetings

Stockholder engagement

Executive Compensation Highlights
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Our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders. We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of our executives’ pay to our performance.

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The Compensation Committee considered the impact of the COVID-19 pandemic on the Company’s operations and financial results but determined not to make any changes to the Company’s compensation program as a result.

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Our compensation program is comprised of three primary elements: base salary, annual cash incentive awards and long-term equity incentive awards.

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A significant portion of our named executive officers’ 2020 target total direct compensation was “at-risk,” which the Compensation Committee believes aligns our executive officers’ interests with the interests of our stockholders and encourages longer-term value creation for our stockholders.

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Consistent with the Compensation Committee’s commitment to “at-risk” pay that aligns the interest of our executives with our stockholders, the Compensation Committee did not make any adjustments to the rigorous performance goals for the 2018 performance-based long-term incentive awards, which were ultimately forfeited by our executives.

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70% of each named executive officer’s (“NEO”) 2020 annual cash incentive award opportunity was based on our achievement of our Adjusted EBITDA, Harvest EBITDA and de-leveraging goals. The remaining 30% was based on the Compensation Committee’s subjective assessment of each NEO’s individual performance.

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At our 2020 annual meeting of stockholders, we received approximately 58% support for our executive compensation program, significantly below the support we had received in prior years, which averaged 95% between 2015 and 2019. As a result, the Company, including the Chair of our Compensation Committee, Mary McBride, reached out to stockholders holding at least 70% of our outstanding shares to engage with them and gain a better understanding of their concerns about our compensation program. Based on these discussions, the primary concern expressed by stockholders, including those who voted for and against our say-on-pay proposal, related to the severance paid to our former Chief Executive Officer and not the structure of our ongoing compensation program for named executive officers. Going forward, the Company plans to pay any severance to its executive officers and employees solely in accordance with its policies, plans and agreements, which do not provide for severance upon retirement.

Proxy Statement Summary

Internet Availability of Proxy Materials
We have elected to deliver our proxy materials to the majority of our stockholders using the “notice-and-access” method permitted by SEC rules. Under notice-and-access, instead of a paper copy of the proxy materials, we are sending those stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to:
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electronically access our proxy statement for our 2021 Annual Meeting of Stockholders, our 2020 Annual Report to Stockholders and a form of proxy; and

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vote via internet, by telephone or by mail.

Electronic delivery of our proxy materials will allow us to provide stockholders with the information they need more quickly and efficiently, while at the same time lowering our cost of delivery. We are mailing paper copies of the proxy materials to stockholders who have requested to receive them in paper form.

CORPORATE GOVERNANCE
Our board of directors has oversight responsibility for our operations and approves all major decisions concerning our business. Our board of directors is also responsible for monitoring our operating results, financial condition and our significant risks.
Our board of directors employs practices that foster effective board oversight, including regular reviews of our major governance documents, policies and processes in the context of current corporate governance trends, regulatory changes and recognized best practices. The following sections provide an overview of our corporate governance structure and processes, including key aspects of our board operations.
Selecting Director Nominees and Board Refreshment
Our board of directors is responsible for selecting its nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee annually develops a slate of director nominees who are then recommended to and voted on by our full board of directors. Nominees are then proposed by the board to the stockholders for election. All director nominees stand for election by our stockholders annually.
In developing a slate of nominees, the Nominating Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of our board. This assessment includes, in the context of the perceived needs of our board of directors at that time, issues of knowledge, experience, judgment and skills such as an understanding of the timber, forest products or real estate industries, capital markets, accounting or financial management expertise, as well as gender, race and ethnicity. Our board of directors and the Nominating Committee seek a diverse board of directors whose members collectively possess these skills and experiences. Our board places high importance on diversity and has adopted a policy that each pool of candidates from which board nominees are chosen must include candidates with a diversity of gender, race and ethnicity, a process which is overseen by our Nominating Committee. The Nominating Committee and the board continue to actively seek to develop a board that is more diverse.
Other factors considered by the Nominating Committee in developing a slate of nominees include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors will be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a public company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.
To identify potential director nominees, the Nominating Committee solicits candidate recommendations from its own members and our management. The Nominating Committee may engage the services of a search firm to assist in identifying potential director nominees. The Nominating Committee also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In evaluating the persons recommended as potential directors, the Nominating Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating Committee determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of the Nominating Committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.

Corporate Governance

Any stockholder may request a copy of our bylaws free of charge by contacting our Secretary at our headquarters:
CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328
855-858-9794 (Atlanta area: 404-445-8480)
info@catchmark.com

The chart below highlights the experience and qualifications of our nominees to the Board, as well as their gender and length of service on our board of directors.
Director	CEO/Senior Management Experience	Timber/ Real Estate Experience	Capital Markets/ Finance Experience	Audit Committee Financial Expert	Gender	Length of Service
Tim E. Bentsen	X		X	X	M	1 year
Brian M. Davis	X	X	X		M	1 year, 4 months
James M. DeCosmo	X	X	X		M	1 year
Paul S. Fisher	X	X	X		M	5 years, 3 months
Mary E. McBride	X	X	X	X	F	3 years, 2 months
Douglas D. Rubenstein	X	X	X		M	7 years,4 months
Director Independence
Five of the six current members of our board of directors and all of the members of the Audit Committee, the Compensation Committee and the Nominating Committee are “independent” as defined by the New York Stock Exchange (“NYSE”), and a majority of the members of the Finance and Investment Committee (the “Finance Committee”) meet the NYSE’s definition of independence. The NYSE listing standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). From time to time we may have ordinary course of business relationships with companies with which our directors are associated. Our board of directors considers such transactions in connection with its director independence determinations. Our board of directors has determined that each of Tim E. Bentsen, James M. DeCosmo, Paul S. Fisher, Mary E. McBride and Douglas D. Rubenstein qualifies as an independent director under the listing standards of the NYSE. Our Board also previously determined that both Donald S. Moss and Willis J. Potts, Jr., each of whom retired from our board of directors in June 2020, qualified as an independent director under the listing standards of the NYSE. Brian M. Davis is our Chief Executive Officer and President, and the board does not consider him to be an independent director.
In addition to the independence requirements discussed above, members of the Audit Committee also must satisfy additional independence requirements established by the SEC and the NYSE. Specifically, they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation and they may not be affiliated with us or any of our subsidiaries. Our board has determined that all of the members of the Audit Committee satisfy the relevant SEC and NYSE independence requirements.
Further, in affirmatively determining the independence of any director who will serve on the Compensation Committee, our board also considers all factors specifically relevant to determining whether a director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee, including the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by us to such director and whether the director is affiliated with us, our subsidiaries or our affiliates.
Our board has determined that all of the members of the Compensation Committee satisfy this additional independence requirement.

Corporate Governance

Meetings of Independent Directors
To promote the independence of our board of directors and appropriate oversight of management, our independent directors meet in executive sessions at which only independent directors are present. During these sessions, Mr. Rubenstein, independent director and Chairman of the Board, presides. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our board of directors but may be called at any time by our independent directors. Our board of directors may modify this structure if it determines that a different structure is in the best interest of our stockholders.
Board Leadership Structure
Our board of directors is currently led by Douglas D. Rubenstein, as Chairman of the Board, who is an independent director. We have separated the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles.The Chief Executive Officer is responsible for our strategic direction, day-to-day leadership and performance while the Chairman of the Board, in consultation with the Chief Executive Officer, sets the agenda for and presides over meetings of our board of directors.
In addition, we believe that the separation provides a more effective monitoring and objective evaluation of the Chief Executive Officer’s performance. The separation of these leadership roles also allows the Chairman of the Board to strengthen our board’s independent oversight of our performance and governance standards.
Another key component of our board’s leadership structure is the role of its committees. Our board of directors has delegated certain oversight functions to its four standing committees — the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, each of which is comprised entirely of independent directors, and the Finance Committee, of which a majority of the members are independent directors. These committees regularly report back to our board of directors with specific findings and recommendations in their areas of oversight and also consult and work with the Chief Executive Officer and other members of management. Further information about these four committees is provided in “Your Board of Directors — Board Committees.”
We believe that our board’s leadership structure, policies, and practices, when combined with our other governance policies and procedures, function very well in:
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strengthening board leadership,

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fostering cohesive decision making at the board level,

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solidifying director collegiality,

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improving problem solving, and

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enhancing strategy formulation and implementation.

Risk Oversight
Our board of directors has an active role in overseeing the management of risks applicable to us and our operations. We face a number of risks, including strategic risks, economic risks, competitive risks, financing risks, environmental and regulatory risks, and information security risks. Our board of directors manages our risks through its ongoing oversight and review of our acquisitions and dispositions, our joint ventures and our debt and equity financing transactions along with its supervision of our executive officers.
Each of the Board’s committees monitor and oversee the management of risks relevant to those committees. The Audit Committee oversees risks related to our system of internal controls, including information security risks, and is responsible for overseeing our annual enterprise risk assessment. The Compensation Committee oversee risks associated with our compensation program. The Nominating Committee oversees environment, social and governance risks. The Finance Committee oversees risks related to acquisitions and dispositions along with financing-related risks.
Our board of directors stays informed of each committee’s risk oversight by way of regular reports from the Chair of each committee regarding that committee’s actions. Our board of directors has retained responsibility for oversight of strategic risks and all other risks not otherwise delegated to one of its committees, but may establish additional committees in the future to address specific areas of risk as it deems appropriate and in the best interest of our stockholders. We believe that our risk oversight structure is also supported by our current board leadership structure, with the Chairman of the Board working together with our independent Audit Committee and our other standing committees to monitor risks.

Corporate Governance

Board and Committees Self-Evaluation
Our board of directors and each standing board committee conducts a self-evaluation annually to evaluate the effectiveness of our board of directors and each of its standing committees, focusing on the contribution of our board of directors as a whole and areas in which our board of directors or management believes a better contribution is possible. Pursuant to our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”) and the charters of each of the standing board committees, the Nominating Committee oversees the self-evaluation process. The results of the self-evaluations are discussed by the members of our board of directors, and the Chairman of the Board and chairpersons of each committee coordinate any necessary follow-up actions.
Corporate Governance Guidelines
Upon the recommendation of the Nominating Committee, our board of directors adopted the Corporate Governance Guidelines, which establish a common set of expectations to assist our board of directors in performing its responsibilities. The Corporate Governance Guidelines, a copy of which is available on our website, www.catchmark.com, address a number of topics, including, among other things:
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board membership criteria,

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selection of directors,

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size of the board,

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independence requirements,

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our director resignation policy if a director does not receive a majority of the votes cast,

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term limits,

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director compensation,

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director responsibilities and continuing education requirements,

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communications with stockholders,

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succession planning,

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self-evaluations, and

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director access to management and independent advisors.

Code of Business Conduct and Ethics
All of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, must act ethically at all times and in accordance with the policies comprising our code of business conduct and ethics set forth in the Amended and Restated Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics is published and can be viewed on our website, www.catchmark.com. Within the time period required by the SEC and the NYSE, we will post on our website any amendment to or waiver of the Code of Ethics.
Related Person Transactions Policy
Our board of directors recognizes that transactions and relationships between the Company and persons related to the Company can present a heightened risk of actual or potential conflicts of interest and may create the appearance that Company decisions are based on considerations other than those in the best interest of the Company and its stockholders. As a result, the board of directors has adopted a related person transactions policy which provides that all related person transactions are subject to Audit Committee approval or ratification.
A “related person transaction” is any transaction or series of transactions in which:
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the Company or any of its subsidiaries is a participant;

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any “related person” (an executive officer, director, beneficial owner of more than 5% of the Company’s common stock, or immediate family member or business affiliate of any of the foregoing) has or will have a direct or indirect material interest; and

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the aggregate amount involved since the beginning of the Company’s last completed fiscal year exceeds or may reasonably be expected to exceed $120,000.

At least annually, each director and executive officer completes a detailed questionnaire that discloses any related person transactions. We also review the Company’s financial records to identify any related person transactions.
In determining whether to approve or ratify a related person transaction, the Audit Committee considers all relevant facts and circumstances, including:
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the benefits to the Company,

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the potential effects on a director’s independence,

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the availability of other sources for the product or service,

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the terms of the transaction, and

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the terms related to unrelated parties generally.

Corporate Governance

The Audit Committee may approve a related person transaction that it determines to be not inconsistent with the best interests of the Company and its stockholders.
Independent Director Compensation Program
Our independent directors are compensated pursuant to our Amended and Restated Independent Director Compensation Plan, the terms of which are described below.
Cash Compensation. Each of our independent directors (other than a member of the Audit Committee) receives an annual cash retainer of $50,000, and each of our independent directors who is a member of the Audit Committee receives an annual cash retainer of $56,000. In addition, the chair of the Audit Committee receives a supplemental cash retainer of $12,500, and the chairs of the Compensation Committee, Nominating Committee and Finance Committee receive a supplemental cash retainer of $10,000. The non-executive Chairman of the Board receives a supplemental cash retainer of $50,000. A director may choose to receive his or her cash retainers in shares of our common stock.
Equity Compensation. We also make an annual equity grant to our independent directors. In 2020, we made this grant on June 25, 2020, the first business day immediately following our 2020 annual meeting, to each of our directors that was re-elected at the meeting. The equity grant had a value of $70,000 on the grant date and directors had the right to elect to receive their equity grant in the form of shares of our common stock or LTIP units in our operating partnership. For more information regarding our LTIP units, see Note 8 — Noncontrolling Interest to our consolidated financial statements included in our annual report on Form 10-K filed with the SEC on February 26, 2021. The number of shares or LTIP units granted to each independent director was determined by dividing $70,000 by the fair market value per share of our common stock or per LTIP unit, as applicable, on the grant date.

Corporate Governance

2020 Director Compensation
The following table provides information about the compensation earned by our independent directors during 2020:
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(6) ($)	Total ($)
Tim E. Bentsen(3)	63,017	84,729	147,746
James M. DeCosmo	51,339	84,729	136,068
Paul S. Fisher	60,000	70,002	130,002
Mary E. McBride(3)	66,584	70,002	136,586
Donald S. Moss	16,500	70,000	86,500
Willis J. Potts, Jr.(4)	19,000	77,498	96,498
Douglas D. Rubenstein(5)	101,820	70,002	171,822

(1)
Includes base retainer and supplemental retainer, which are payable quarterly in advance of the relevant quarter. During 2020, Messrs. Potts and Moss, who retired in June 2020, received one quarterly retainer payment, Messrs. Bentsen and DeCosmo, who were elected in April 2020, received three quarterly retainer payments and the remaining directors each received four quarterly retainer payments.

(2)
Reflects the grant date fair value of shares of our common stock or LTIP units granted pursuant to our Amended and Restated Independent Director Compensation Plan determined in accordance with FASB ASC Topic 718. On April 9, 2020, Messrs. Bentsen and DeCosmo each received 1,938 restricted shares of our common stock upon their initial election to our board of directors, which shares vested on the first anniversary date of such grants. On June 24, 2020, Messrs. Moss and Potts each received 8,216 shares of fully vested shares of our common stock in connection with their retirement from our board of directors. In addition, on June 25, 2020, following their re-election to our board of directors, two of our independent directors received 8,434 restricted shares of our common stock and three of our independent directors received 8,434 restricted LTIP units, all of which were subject to vesting at the 2021 annual meeting.

(3)
Mr. Bentsen joined and became Chairman of the Audit Committee immediately following the 2020 annual meeting of stockholders on June 24, 2020. Ms. McBride previously served as Chair of the Audit Committee until the 2020 annual meeting, immediately following which she became Chair of the Compensation Committee.

(4)
Mr. Potts elected to receive a portion of his supplemental cash retainer in the form of shares of our common stock. The number of shares granted each quarter was determined by dividing one-quarter of Mr. Potts’s annual supplemental retainer by the closing price of our common stock on each respective payment date, rounded to the nearest whole share. We issued 1,065 shares of common stock to Mr. Potts during 2020 as payment of the cash supplemental retainer, all of which were fully vested and non-forfeitable as of the date of grant.

(5)
Mr. Rubenstein began serving as Chairman of the Board immediately following the 2020 annual meeting.

(6)
As of December 31, 2020, our independent directors held the following unvested common stock and LTIP unit awards:

Name	Unvested Common Stock and LTIP Unit Awards (#)
Tim E. Bentsen(a)	10,372
James M. DeCosmo(b)	10,372
Paul S. Fisher(c)	8,434
Mary E. McBride(c)	8,434
Douglas D. Rubenstein(b)	8,434

(a)
Represents 1,938 shares of unvested common stock and 8,434 unvested LTIP unit awards.

(b)
Represents unvested common stock awards.

(c)
Represents unvested LTIP unit awards.

Our directors did not hold any unvested option awards as of December 31, 2020.
Stock Ownership Guidelines for Independent Directors
Our board of directors has adopted stock ownership guidelines for our independent directors that require that each independent director own shares of our common stock having a value of four times his or her annual cash retainer. Each director must meet the stock ownership guidelines by the fifth anniversary of his or her election to the board. Until the ownership guidelines are met, or at any time the director is not in compliance with the guidelines, he or she must retain 100% of any shares received from our company for service on the board, with an exception for shares sold for the limited purposes of paying the exercise price, in the case of stock options, or satisfying any applicable tax liability related to the award. Two of our five independent directors have achieved their respective stock

Corporate Governance

ownership guideline. Of the remaining three independent directors who have not achieved such ownership guideline, one was initially elected in 2018 and two were initially elected in 2020, and all are making continued strides toward doing so.
Prohibition on Hedging and Pledging
Our insider trading policy prohibits our directors, officers and other employees from (i) holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan, and (ii) engaging in hedging transactions in our securities.
Communications with Our Board of Directors
We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices or internal controls, stockholders should submit the concern in writing to the Chair of the Audit Committee in care of our Secretary at our headquarters c/o CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328; by email at info@catchmark.com; by telephone at 855-858-9794 (Atlanta area: 404-445-8480).
If the concern relates to our governance practices, business ethics or corporate conduct, stockholders should submit the concern in writing to the Chairman of the Nominating Committee in care of our Secretary at our headquarters at the above address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our Secretary at our headquarters at the above address.
Interested parties may contact the independent directors by directing any inquiries to the independent directors at our headquarters:
CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328
855-858-9794 (Atlanta area: 404-445-8480)
info@catchmark.com
Stockholders also may communicate concerns with our directors at the annual meeting.

YOUR BOARD OF DIRECTORS
PROPOSAL 1 —  ELECTION OF DIRECTORS
Our board of directors currently consists of six members, all of whose terms expire at the annual meeting. Based on the recommendation of the Nominating Committee, our board of directors has nominated the six persons named below for election as directors at the annual meeting. If elected, the nominees will serve as directors until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify.
Each of the director nominees is a current member of our board of directors, and all were elected by the stockholders at our last annual meeting. If any director nominee becomes unable or unwilling to stand for re-election, our board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original director nominee will be cast for the substituted director nominee.

Director Nominees
Name	Age	Position(s)	Term of Office
Tim E. Bentsen	67	Independent Director	Since 2020
Brian M. Davis	51	Chief Executive Officer, President and Director	Since 2020
James M. DeCosmo	62	Independent Director	Since 2020
Paul S. Fisher	65	Independent Director	Since 2016
Mary E. McBride	65	Independent Director	Since 2018
Douglas D. Rubenstein	58	Chairman of the Board	Since 2013

Your Board of Directors

COMMITTEES • Audit • Finance and Investment	TIM E. BENTSEN	Age 67

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Tim E. Bentsen has served as one of our independent directors since April 2020.

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Mr. Bentsen is a former audit partner and practice leader of KPMG LLP, a U.S. based global audit, tax and advisory services firm, a position he retired from in 2012.

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Over his 37 years with KPMG, he served as an audit partner for numerous publicly traded companies with a specialization in the financial services industry.

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Mr. Bentsen also served in a variety of leadership roles, including Southeast Area Managing Partner and Atlanta office Managing Partner.

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Mr. Bentsen also served on national leadership teams for the financial services and audit practice as well as on the firm’s national Operations Committee.

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In addition, he served as an account executive for many of the largest audit and non-audit clients in the Southeast where he had extensive involvement with executive management, audit committees and boards of directors.

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Mr. Bentsen has been a frequent speaker on corporate governance matters across the country and served in a leadership role for KPMG’s Audit Committee Institute

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He served as an organizer and faculty member for the University of Georgia’s Directors’ College for over ten years.

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Mr. Bentsen is a member of the Board of Directors of Synovus Financial Corp. where he serves as chairman of the compensation committee and a member of the executive, audit and risk committees.

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He has also served as a member of the board of trustees and audit committee of Ridgeworth Funds, a mutual fund complex,

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He served on the board of Krispy Kreme Doughnuts, Inc., a company specializing in sweet treats and complementary products, prior to that company going private.

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Mr. Bentsen was an Executive-in-Residence at the J.M. Tull School of Accounting at the University of Georgia from 2012 to 2018

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He is a member of the board of directors of the Atlanta chapter of the National Association of Corporate Directors.

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He holds a Bachelor of Business Administration from Texas Tech University.

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Mr. Bentsen practiced as a certified public accountant for 40 years.

QUALIFICATIONS
Our board of directors has determined Mr. Bentsen’s extensive audit and accounting experience coupled with his corporate governance, risk management and financial acumen enable him to effectively carry out his duties and responsibilities as a director.

Your Board of Directors

Chief Executive Officer and President, CatchMark COMMITTEES • Finance and Investment	BRIAN M. DAVIS	Age 51

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Brian M. Davis has served as our Chief Executive Officer and President and as a member of our board of directors since January 2020.

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Prior to that, he served as our President and Chief Financial Officer from April 2019 to January 2020,

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He previously served as our Senior Vice President and Chief Financial Officer since March 2013.

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Mr. Davis served as our Treasurer from October 2013 to February 2018,

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He served as our Assistant Secretary from August 2013 to July 2018,

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He served as our Secretary from July 2018 to October 2018.

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Mr. Davis also serves on the board of directors of TexMark Timber Treasury, L.P., the Company’s joint venture with a consortium of institutional investors that owns 1.1 million acres of prime East Texas timberlands.

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Mr. Davis served as Senior Vice President and Chief Financial Officer of Wells Timberland Investment Management Organization, LLC from March 2009 until October 2013 having served as Vice President from October 2007 through March 2009.

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From 2000 until joining Wells Real Estate Funds, Inc. in 2007, Mr. Davis held various roles at Atlanta-based SunTrust Bank, delivering strategic advisory, capital-raising and financial risk-management solutions to large corporate and middle-market clients.

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Mr. Davis has more than 25 years of experience in business and financial services, and has held key roles in finance, treasury and strategy.

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Mr. Davis received his Bachelor of Business Administration and Master of Business Administration from Ohio University.

QUALIFICATIONS
Our board of directors concluded that as a result of his role as our Chief Executive Officer and President as well as his deep industry knowledge, financial expertise and vision, Mr. Davis is qualified to serve on our board of directors.

COMMITTEES • Finance and Investment • Nominating and Corporate Governance	JAMES M. DECOSMO	Age 62

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James M. DeCosmo has served as one of our independent directors since April 2020.

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Mr. DeCosmo served as the President and Chief Executive Officer of Forestar Group Inc., a real estate and oil and gas company, from 2006 to 2015 and as a director of Forestar from 2007 to 2015.

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He served as Group Vice President of Temple-Inland Inc. from 2005 to 2007,

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He served previously served as Temple-Inland’s Vice President, Forest from 2000 to 2005

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He served and as Director of Forest Management from 1999 to 2000.

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Prior to joining Temple-Inland, he held various land management positions throughout the southeastern United States, including with Kimberly-Clark Corporation and its predecessor Scott Paper Company from 1982 to 1999.

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Mr. DeCosmo also serves on the board of directors of the Colorado River Alliance.

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Mr. DeCosmo received a Bachelor of Science in Forest Resources and Management from the University of Florida and attended the Stanford Executive Program.

QUALIFICATIONS
Our board of directors has determined that Mr. DeCosmo’s extensive experience in management of timberland, combined with his experience serving as Chief Executive Officer and a director of, and otherwise managing, organizations engaging in these activities, enable Mr. DeCosmo to effectively carry out his duties and responsibilities as a director.

Your Board of Directors

COMMITTEES • Compensation • Finance and Investment • Nominating and Corporate Governance	PAUL S. FISHER	Age 65

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Paul S. Fisher has served as one of our independent directors since January 2016.

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Mr. Fisher was the President and Chief Executive Officer of CenterPoint Properties Trust (“CenterPoint”), a developer, investor and manager of supply chain industrial assets and related transportation infrastructure, from 2011 to 2013.

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Mr. Fisher co-founded CenterPoint in 1993 and served as its General Counsel and Chief Financial Officer before being appointed President in 2004 and Chief Executive Officer in 2011.

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CenterPoint was a publicly traded REIT from 1993 to 2006, when it was privatized by a joint venture of the California Employees Retirement System and LaSalle Investment Management, Inc.

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Mr. Fisher served as Vice Chairman of CenterPoint from 2013 to 2018.

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Before joining CenterPoint, Mr. Fisher was a Vice President of Finance and Acquisitions at Miglin-Beitler Inc., a Chicago-based office developer.

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Prior to that, Mr. Fisher served as Vice President of Corporate Finance at The First National Bank of Chicago and as a Vice President of Partnership Finance at VMS Realty, a Chicago-based real estate syndication company.

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Mr. Fisher served on the U.S. Department of Commerce Advisory Council on Supply Chain Competitiveness.

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He serves as Chair of the Advisory Board for the Baumhart Center for Social Enterprise and Responsibility at Loyola University Chicago.

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Mr. Fisher received a Bachelor of Arts in Economics from The University of Notre Dame and a Doctor of Law from The University of Chicago School of Law.

QUALIFICATIONS
Our board of directors has determined that Mr. Fisher’s extensive experience in real estate investment and management, particularly his experience serving as President of, and otherwise managing, a major publicly-traded REIT, provides him with skills and knowledge that enable him to effectively carry out his duties and responsibilities as a director.

COMMITTEES • Audit • Compensation • Nominating and Corporate Governance	MARY E. MCBRIDE	Age 65

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Mary E. McBride has served as one of our independent directors since February 2018.

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Ms. McBride was President of CoBank, ACB (“CoBank”), a cooperative bank and member of the Farm Credit System serving vital industries across rural America, from 2013 to 2016. Ms. McBride joined CoBank in 1993 and served as Vice President, Loan Policy & Syndications; Senior Vice President and Manager, Corporate Finance Division; Senior Vice President and Manager, Operations Division; Executive Vice President, Communications and Energy Banking Group; and Chief Operating Officer before being appointed Chief Banking Officer in 2010.

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Before joining CoBank, Ms. McBride was Senior Vice President and Manager, Commercial Lending at First Interstate Bank of Denver, N.A.,

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Prior to that served as Assistant Vice President, Energy & Utilities at First National Bank of Boston.

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Ms. McBride currently serves on the board of directors of Intrepid Potash, Inc. (NYSE: IPI) and the board of directors of Ellington Residential Mortgage REIT (NYSE: EARN).

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Ms. McBride previously served on the Biomass Technical Advisory and Research Committee of the U.S. Departments of Energy and Agriculture from 2006 to 2012. She also previously served as Chair of Mile High United Way.

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Ms. McBride received a Bachelor of Arts in Political Science from Wellesley College, a Master of Science in European Studies from the London School of Economics and a Master of Science in Applied Economics and International Management and Finance from the Sloan School of Management at the Massachusetts Institute of Technology.

QUALIFICATIONS
Our board of directors has determined that Ms. McBride’s extensive experience in commercial banking, particularly in the timber industry, enable Ms. McBride to effectively carry out her duties and responsibilities as a director.

Your Board of Directors

Non-Executive Chairman of the Board COMMITTEES • Audit • Compensation • Nominating and Corporate Governance	DOUGLAS D. RUBENSTEIN	Age 58

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Douglas D. Rubenstein has served as one of our independent directors since December 2013 and as our Chairman of the Board since June 2020.

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Mr. Rubenstein has served as Executive Vice President, Chief Operating Officer and Director of Capital Markets for Benjamin F. Edwards & Company, Inc., a private, full-service broker-dealer, since August 2016, having served as its Senior Vice President and Director of Capital Markets and Business Strategy since June 2012.

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From 2007 to June 2012, he held various positions in the Real Estate Investment Banking Group of Stifel, Nicolaus & Company, Inc., including Managing Director from 2007 to August 2008, Co-Group Head from August 2008 to December 2008 and Managing Director and Group Head from January 2009 to June 2012.

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From 1985 to 2007, he served in a variety of roles in the Capital Markets Division of A.G. Edwards & Sons, Inc., a U.S.-based financial services company that was acquired by Wachovia Corporation (now Wells Fargo & Company) in 2007, and was promoted from Analyst ultimately to Managing Director and Real Estate Group Coordinator.

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Mr. Rubenstein served as a trustee at Whitfield School

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He previously served as a director and Chairman of the Board of Life Skills, a non-profit organization, for 16 years.

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He holds Series 7 (grandfathered into Series 79), 24, 55 and 63 licenses and was formerly a member of the National Association of Real Estate Investment Trusts (“NAREIT”).

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Mr. Rubenstein received a Bachelor of Arts in Economics from Lake Forest College and a Master of Business Administration from the John M. Olin School of Business at Washington University.

QUALIFICATIONS
Our board of directors has determined that Mr. Rubenstein’s extensive experience in the real estate industry and, specifically, raising capital for real estate companies, provides him with skills and knowledge that enable him to effectively carry out his duties and responsibilities as a director.

Vote Required

Under our bylaws, the affirmative vote of a majority of the total votes cast for and against a nominee at a meeting of stockholders duly called and at which a quorum is present is required for the election of each nominee as a director. Abstentions and broker non-votes do not count as votes cast for this proposal and therefore will not have any effect on the election of the directors. As required by the Corporate Governance Guidelines, any nominee for whom more votes are cast against than are cast for must offer to resign from the board.
Recommendation

Your board of directors unanimously recommends a vote “FOR” all of the nominees listed above for re-election as directors.

Your Board of Directors

BOARD COMMITTEES
Our board of directors has established the following standing committees: the Audit Committee, the Nominating Committee, the Compensation Committee and the Finance Committee. Information regarding each of the committees is discussed below.
Audit Committee	Meetings in 2020: 7
MEMBERS • Tim E. Bentsen • Mary E. McBride • Douglas D. Rubenstein AUDIT COMMITTEE REPORT The Report of the Audit Committee appears on page 58 of this proxy statement.
Our board of directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.
PRINCIPAL RESPONSIBLITIES
The Audit Committee’s primary function is to assist our board of directors in overseeing:
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the integrity of our financial statements,

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the effectiveness of our internal control over financial reporting,

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our compliance with legal and regulatory requirements, including overseeing our legal compliance and ethics program, our information security programs and policies,

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the independent auditors’ qualifications and independence, and

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the performance of our internal audit function and independent auditors.

The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, oversight and termination of our independent auditors. The Audit Committee is also responsible for preparing the report that appears on page 58 of this proxy statement.
The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter adopted by our board of directors.

The Audit Committee Charter is available on our website at www.catchmark.com.

QUALIFICATIONS
All of the members of the Audit Committee are “independent” and “financially literate” as defined under the rules of the NYSE and the SEC, discussed in further detail under “—Director Independence” above. Mr. Bentsen and Ms. McBride have been designated as audit committee financial experts.

Your Board of Directors

Nominating and Corporate Governance Committee	Meetings in 2020: 6
MEMBERS • James M. DeCosmo • Paul S. Fisher • Mary E. McBride • Douglas D. Rubenstein
PRINCIPAL RESPONSIBLITIES
The primary functions of the Nominating Committee are:
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identifying individuals qualified to serve on our board of directors,

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overseeing, developing and recommending to our board of directors a set of corporate governance guidelines and periodically re-evaluating such guidelines for the purpose of suggesting amendments to them if appropriate,

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determining the composition of our board of directors, and

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overseeing an annual evaluation of our board of directors and each of the committees of our board of directors.

The Nominating Committee is also responsible for:
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overseeing our Environmental, Social and Governance (“ESG”) strategy, initiatives and policies, as well as

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any political contributions or government relations activities in which we engage.

The Nominating Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating Committee Charter adopted by our board of directors.

The Nominating Committee Charter is available on our website at www.catchmark.com.

QUALIFICATIONS
All of the members of the Nominating Committee are “independent” under the listing standards of the NYSE.

Compensation Committee	Meetings in 2020: 8
MEMBERS • Mary E. McBride • Paul S. Fisher • Douglas D. Rubenstein COMPENSATION COMMITTEE REPORT The Report of the Compensation Committee appears on page 22 of this proxy statement.
PRINCIPAL RESPONSIBLITIES
The primary function of the Compensation Committee is to assist our board of directors in fulfilling its responsibilities with respect to:
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the compensation of our Chief Executive Officer and our other executive officers, and

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the administration of our compensation plans, programs and policies.

For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Compensation Discussion and Analysis” below.
The Compensation Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Compensation Committee Charter adopted by our board of directors.

The Compensation Committee Charter is available on our website at www.catchmark.com.

QUALIFICATIONS
All of the members of the Compensation Committee are “independent” under the listing standards of the NYSE and under the rules and regulations of the SEC, discussed in further detail under “— Director Independence” above.

Your Board of Directors

Finance and Investment Committee	Meetings in 2020: 2
MEMBERS • Paul S. Fisher • Tim E. Bentsen • Brian M. Davis • James M. DeCosmo
PRINCIPAL RESPONSIBLITIES
The primary function of the Finance Committee is to assist our board of directors in discharging its oversight responsibilities relating to:
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roposed acquisitions,

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dispositions,

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major capital investments, and

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financing arrangements.

The Finance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Finance Committee Charter adopted by our board of directors.

The Finance and Investment Committee Charter is available on our website at www.catchmark.com.

QUALIFICATIONS
A majority of the members of the Finance Committee are “independent” under the listing standards of the NYSE.

DIRECTOR ATTENDANCE AT MEETINGS
During 2020, our board of directors held 15 meetings, either in person, via videoconference or telephonically. Each member of the board attended at least 75% of the aggregate number of meetings of the board and the committees on which such director served during 2020. Although we have no policy with regard to attendance by the members of our board of directors at our annual meetings of stockholders, we invite and encourage the members of our board of directors to attend our annual meetings to foster communication with stockholders. In 2020, all eight of our directors serving at that time attended the annual meeting of stockholders, which was held virtually via webcast.

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the board is responsible for reviewing and approving the compensation of the Company’s executive officers, establishing the performance goals on which the Company’s compensation plans and programs are based and setting the overall compensation principles that guide the Compensation Committee’s decision-making. The Compensation Committee’s over-arching objective is to maintain an executive compensation program that supports the long-term interests of the Company’s stockholders. We seek to satisfy this objective, and to align the interests of our executives with those of our stockholders, through a program in which a significant portion of executive compensation is based upon performance.
In fulfilling its responsibilities, the Compensation Committee reviewed and discussed with management the following Compensation Discussion and Analysis, which describes the Compensation Committee’s decisions regarding the compensation of the Company’s executive officers for 2020. In reliance on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2021 annual meeting of stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, each filed with the Securities and Exchange Commission.
The Compensation Committee of the Board of Directors:
Mary E. McBride, Chair
Paul S. Fisher
Douglas D. Rubenstein

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS
In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies for 2020. Following this Compensation Discussion and Analysis (“CD&A”), you will find a series of tables and narrative disclosure containing specific data about the compensation earned in 2020 by the following individuals, whom we refer to as our named executive officers (the “NEOs”):

Brian M. Davis	Ursula Godoy-Arbelaez	Todd Reitz	Lesley Solomon	Jerry Barag
Chief Executive Officer and President (and Chief Financial Officer through January 21, 2020)	Chief Financial Officer (effective as of January 21, 2020), Senior Vice President and Treasurer	Chief Resources Officer (effective as of January 21, 2020) and Senior Vice President	General Counsel and Secretary	former Chief Executive Officer, who retired from our company effective as of January 21, 2020
Executive Summary
Our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders. We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of our executives’ pay to our performance. The Compensation Committee reviews executive compensation program components, targets and payouts on an annual basis to ensure the strength of our pay-for-performance alignment.
2020 Company Performance Highlights

We successfully executed our business plan during 2020 despite pandemic-related economic volatility and unprecedented physical disruptions to our operations and those of our customers, vendors and service providers. During the year, we exceeded performance targets, maintained healthy liquidity and stable leverage and effectively managed our debt capital, while making significant progress in furthering our long-term strategic objectives. We achieved several significant milestones during the year, in large part due to the leadership of our executive officers and board of directors, as well as the dedication, hard work and resiliency of our employees.
Our key accomplishments for 2020 include the following:
•
Generated Stable Revenues. Generated revenues of $104.3 million compared to $106.7 million for 2019.

•
Significantly Reduced Net Loss. Reduced net loss by $75.8 million to $17.5 million from $93.3 million for 2019, primarily due to a substantial decrease in losses allocated from the Triple T joint venture.

•
Exceeded Adjusted EBITDA Guidance. Exceeding guidance, earned Adjusted EBITDA* of $52.1 million compared to $56.9 million for 2019, an anticipated decrease due to the winddown of the highly-successful Dawsonville Bluffs joint venture.

•
Increased Harvest EBITDA and Harvest Volume. Increased Harvest EBITDA to $34.2 million from $33.7 million in 2019, helped by increased harvest volumes, higher pricing in the Pacific Northwest, and higher-than-average market pricing for timber sales in the U.S. South. Increased total harvest volumes by 3% to 2.3 million tons.

•
Maintained Stable Timber Revenues. Realized timber sales revenue of $72.3 million, comparable to $72.6 million in 2019, as lower overall pricing in the U.S. South offset higher harvest volumes.

•
Increased Margin on Timberland Sales. Generated timberland sales revenue of $15.6 million compared to $17.6 million in 2019 at an increased margin of 21% compared to 14% in 2019.

•
Increased Asset Management Fees. Increased asset management fees to $12.2 million from $11.9 million in 2019 due to a favorable amendment of our asset management agreement with the Triple T joint venture.

•
Reduced Debt Balance. Reduced our outstanding debt balance by $15.8 million from the end of 2019 as a result of repaying $20.9 million with net proceeds from large dispositions, offset by borrowing $5.0 million

Executive Compensation

to fund our additional equity investment in the Triple T joint venture.
•
Achieved Key Milestone for Triple T Joint Venture. Invested an additional $5.0 million in the Triple T joint venture on the same terms and conditions as our original investment in connection with amendments to the joint venture agreement and asset management agreement. The proceeds of our additional $5.0 million investment, along with the proceeds from $140.0 million of borrowings under the Triple T joint venture’s secured, non-recourse credit facility, were used to make a payment of $145.0 million to Georgia-Pacific in connection with an amendment to a wood supply agreement between the Triple T joint venture and Georgia-Pacific to achieve market-based pricing on timber sales, among other improvements, setting the path for improved joint venture performance and enhancing long-term asset value.
•
Paid Stable Fully-Covered Dividends. Paid dividends of $26.3 million, or $0.54 per share, that were fully covered by cash flow from operations.

*
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Adjusted EBITDA” on pages 44-46 of our annual report on Form 10-K filed with the SEC on February 26, 2021 for the definition and information regarding why we present Adjusted EBITDA and for a reconciliation of this non-GAAP financial measure to net loss.

Compensation Philosophy and Objectives

We seek to maintain a total compensation package that provides competitive compensation for our executives while also permitting us the flexibility to differentiate pay based on actual performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, designed to reward our executives based on the achievement of predetermined corporate performance measures.
Our compensation objectives are to:
•
provide market-competitive programs that ensure we attract, retain, and motivate talented executives capable of performing at the highest levels of our industry;

•
reflect the qualification, skills, experience and responsibilities of each NEO;

•
create and maintain a performance-focused culture by rewarding the attainment of short- and long-term performance goals;

•
link incentive compensation levels with the creation of stockholder value; and

•
emphasize and award achievement of long-term objectives that are consistent with our strategic focus on growth, operations and stockholder returns.

Key 2020 Compensation Decisions and Actions

No Change to Compensation Program due to COVID-19. The Compensation Committee considered the impact of the COVID-19 pandemic on the Company’s operations and financial results but determined not to make any changes to the Company’s compensation program as a result.
•
The financial targets for the Company’s annual cash incentive program were not modified even though the Company lowered its financial guidance for 2020, on which such targets are based, following the onset of the pandemic.

•
No changes were made to the 2018 performance-based LTI awards, the performance period for which ended on December 31, 2020, and such awards ultimately were not earned. See “2018 Performance Awards” below.

•
No changes were made to the Outperformance TSR awards, the performance period for which ended on March 31, 2020, and such awards ultimately were not earned. See “Outperformance TSR Awards” below.

•
No changes were made to any outstanding long-term performance-based or time-based awards.

2020 Executive Management Transition. Effective January 21, 2020, Mr. Barag retired as our Chief Executive Officer and as a member of our board of directors. Our board appointed Mr. Davis to serve as our Chief Executive Officer and President, and elected Mr. Davis to the board. Our board also elected Ursula A. Godoy-Arbelaez to serve as our Chief Financial Officer, Senior Vice President and Treasurer, and Mr. Reitz to serve as our Chief Resources Officer

Executive Compensation

and Senior Vice President, also effective January 21, 2020. In connection with these management changes, the Compensation Committee approved the following NEO compensation arrangements (in each case effective January 21, 2020):
•
Mr. Davis’ annual base salary was increased to $500,000, his target annual performance-based cash incentive award opportunity was increased to 60% of his base salary and his target long-term incentive plan award value was increased to $925,000.

•
Ms. Godoy-Arbelaez’s annual base salary was increased to $265,000, her target annual performance-based cash incentive award opportunity was increased to 50% of her base salary and her target long-term incentive plan award value was increased to $250,000.

•
Mr. Reitz’s annual base salary was increased to $369,750. Subsequently, Mr. Reitz’s target cash incentive award opportunity was increased to 50% of this base salary as a result of his increased responsibility for and impact on the Company’s overall performance.
•
We entered into a separation agreement with Mr. Barag, which is described later in the Proxy Statement under “Summary of Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”

Clawback Policy. In 2020, the Compensation Committee adopted a clawback policy, pursuant to which, in the event of an accounting restatement, the Compensation Committee may, in its discretion and to the extent permitted by governing law, require reimbursement from an executive officer who received payment of annual cash incentive compensation or realized compensation from equity awards, in either case based on erroneous financial data, of any amounts that would not have been earned but for the erroneous financial data.

Pay for Performance

The following charts demonstrate the significant portion of our NEOs’ 2020 target total direct compensation that was “at-risk,” which the Compensation Committee believes further aligns our executive officers’ interests with the interests of our stockholders and encourages longer-term value creation for our stockholders.
A compensation program that strongly links both short- and long-term performance of the company and the compensation of our executive officers is a key driver of our long-term financial success. With 71% of our CEO’s pay (and 60% of our other NEOs’ pay) directly tied to key measures of the company’s performance, and 54% of our CEO’s pay (and 43% of our other NEO’s pay) granted in the form of equity, a significant portion of total pay is therefore “at risk” should Company performance not meet expectations. In periods where we have strong performance in our operating results and strong relative total stockholder return (“TSR”), our executive officers will realize higher levels of compensation, and in periods in which performance is not as strong, they realize lower levels of compensation.

Executive Compensation

Target vs. Realized Executive Compensation

As discussed above, a significant portion of our executives’ annual compensation is “at risk”, with the majority of compensation comprised of long-term incentive awards. The Summary Compensation Table reflects the grant date fair value of long-term incentive awards. These amounts may, and often do, differ significantly from the amount actually realized by our executives with respect to long-term incentive awards. The Compensation Committee believes that evaluating actual realized compensation is critical to accurately assessing the alignment of executive pay with company performance.
The following table illustrates the differences between our CEO’s target compensation and realized compensation for 2020. Target pay includes (i) our
CEO’s base salary, (ii) target annual cash incentive award and (iii) the grant date fair value of his 2020 long-term incentive plan awards, including both time-based awards and performance-based awards. Realized compensation includes (i) our CEO’s base salary received during the calendar year, (ii) the actual annual cash incentive award earned, and (iii) the value of both time-based and performance-based equity incentive awards that vested during the year but were granted in prior years, calculated by multiplying the number of shares or LTIP units vested by the closing price of our common stock on the vesting date. As shown in the table below, realized compensation was approximately 31% less than target compensation for 2020.

Long-Term Incentive Plan Award

The chart below further depicts the degree of alignment between the Company’s TSR performance and the performance-based LTI awards that may be earned by our NEOs. It shows on a program-by-program basis the amounts realized or projected to be earned based on the Company’s TSR performance as of December 31, 2020.
*
Performance period began April 1, 2017 and ended March 31, 2020

Executive Compensation

Compensation Policies and Corporate Governance Highlights

The Compensation Committee has adopted compensation policies and procedures that represent strong corporate governance and reinforce our compensation philosophy and principles. Our compensation programs include, among others, the following best practices:
What We Do

The Compensation Committee has designed our compensation program to pay for performance, with a particular focus on long-term stockholder return, as evidenced by performance-based awards based on pre-established performance goals and relative total stockholder return metrics.

The Compensation Committee has engaged an independent compensation consultant.
We have stock ownership guidelines for our executive officers and our independent directors.
We provide our stockholders a “say-on-pay” advisory vote on an annual basis until the next required vote on the frequency of stockholder votes on executive compensation.
The Compensation Committee is composed solely of independent directors.
Severance agreements and plans for executive officers include double-trigger change-in-control severance benefits.

Our insider trading policy prohibits our directors, officers and other employees from holding company securities in a margin account or otherwise pledging company securities as collateral for a loan, and engaging in hedging transactions in our securities.

What We Do Not Do
✘	We do not encourage excessive risk-taking behavior through our compensation plans as they appropriately balance both absolute and relative performance, as well as short- and long-term performance.
✘	We do not provide U.S. tax code Section 280G excise tax “gross ups.”
✘	We do not provide any perquisites to our NEOs other than those available to general employees.
✘	Our equity plans prohibit repricing of underwater stock options without stockholder approval.
✘	The change in control definition contained in the 2017 Incentive Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.
✘	We do not pay current dividends or dividend equivalents on unvested time-based or performance-based awards.
✘	We do not guarantee salary increases or minimum bonuses, with limited exceptions in the case of new hires.
✘	We do not provide for uncapped bonuses.

Amended and Restated Employment Agreement with Brian M. Davis

As previously disclosed, on March 11, 2021, we entered into an amended and restated employment agreement, which we refer to as the amended employment agreement, with Mr. Davis, pursuant to which he will continue to serve as the Chief Executive Officer and President and as a member of our board of directors. For a description of the material terms of Mr. Davis’ amended employment agreement, see the narrative following the “Potential Payments Upon Termination of Employment or Change in Control” later in this proxy statement.

Stockholder Engagement and Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation
Our board and Compensation Committee are committed to engaging with our stockholders and maintaining an open and transparent dialogue in order to respond most effectively to their feedback on topics including our compensation program and governance practices. To that end, the board and Compensation Committee were disappointed by the low level of support from our stockholders for our 2020 say-on-pay vote. We received approximately 58% support in 2020, which was significantly below the support we had received in prior years, averaging 95% between 2015 and 2019.
To better understand stockholder concerns, we reached out to stockholders representing approximately 70% of our outstanding shares in an effort to discuss any concerns about our compensation program or any other aspects of our governance structure. We held conference calls, which included the participation of the Chair of our Compensation Committee and our General Counsel & Secretary, with stockholders representing approximately 14% of our shares outstanding. We also received responses from stockholders representing approximately 17% of our shares outstanding that they did not have any concerns about our compensation program or did not require a meeting.

Executive Compensation

Based on the discussions we held, we determined the following:
•
Stockholders strongly supported the structure of our ongoing compensation program, and therefore, we did not change the structure.

•
Stockholders were concerned about the severance paid to our former Chief Executive Officer who retired from our company in 2020. Going forward, the Company plans to pay any severance to its executive officers and employees solely in accordance with its policies, plans and agreements, which do not provide for severance upon retirement.

•
Stockholders wanted additional detail regarding the metrics for our long-term performance-based awards as well as the factors considered for the individual performance component of our annual cash incentive plan. Therefore, we have enhanced our disclosure in this proxy statement regarding the long-term performance-based award performance metrics and the individual performance component factors for the annal cash incentive plan to enhance stockholder understanding.

The Compensation Committee recognizes that executive pay practices and governance principles continue to evolve. Consequently, the Compensation Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or our board of directors.
At the 2020 annual meeting, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, our board of directors determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on executive compensation, which will occur at the 2026 annual meeting of stockholders.
Role of the Compensation Committee
The Compensation Committee assists our board in discharging its responsibilities relating to compensation of our executive officers. The Compensation Committee sets the overall compensation philosophy, objectives and policies for our executive officers and directors. The Compensation Committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary, bonus, incentive or performance-based compensation, and equity awards. The Compensation Committee reviews its compensation strategy annually to confirm that it supports our objectives and stockholders’ interests and that executive officers are being rewarded in a manner that is consistent with our philosophy.
Each of the three members of the Compensation Committee is independent as that term is defined in the listing standards of the NYSE and the director independence standards adopted by our board. Their independence from management allows the Compensation Committee members to apply independent judgment when designing our compensation program and in making pay decisions.
Role of the Compensation Consultant
To assist in evaluating our compensation practices, the Compensation Committee engaged FPL Associates L.P. (“FPL”) to provide a competitive analysis of compensation levels for our NEOs. The Compensation Committee considered the independence of FPL in light of the SEC rules and NYSE listing standards and concluded that the work of FPL did not raise any conflicts of interest. Specifically, the Compensation Committee worked with FPL to establish our peer groups, and FPL conducted a competitive market assessment of the compensation elements for each of our NEOs, compared to such peer groups. In 2020, FPL continued to be engaged by the Compensation Committee to provide advice with respect to our compensation practices and the compensation levels of our NEOs. In addition, FPL has provided advice regarding our director compensation program. FPL has not provided any services to us other than compensation-related services described in this proxy statement.
Role of Executive Officers in Compensation Decisions
Mr. Davis consulted with the Compensation Committee regarding 2020 compensation levels for each of our NEOs (except for himself) after taking into account input provided by FPL to our Compensation Committee. Historically, our Chief Executive Officer annually reviews the performance of each of the other NEOs and, based on this review, he makes compensation recommendations to the Compensation Committee with respect to the NEOs’ achievement of the individual performance component of annual cash incentive awards. The Chief Financial Officer, together with FPL, provides information to the Compensation Committee with respect to salaries, annual cash incentive awards, long-term equity incentive awards and performance targets. The Compensation Committee exercises its discretion in accepting or modifying these

Executive Compensation

recommendations and independently makes the performance evaluation and compensation decisions with regard to our Chief Executive Officer.
Peer Groups
In 2019, FPL provided a competitive analysis of compensation levels for our compensation programs. The Compensation Committee, with FPL’s assistance, reviewed two peer groups, which we refer to as the
Primary Peer Group and the Supplemental Peer Group. The Compensation Committee and FPL determined to use both the Primary Peer Group and the Supplemental Peer Group because a peer group comprised of timber REITs alone provides limited comparables, particularly when factoring in best practices and adjusting for size. The Compensation Committee reviewed information prepared by FPL in setting compensation levels for Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon.

Primary Peer Group

In determining the appropriate component companies for our Primary Peer Group, the Compensation Committee and FPL focused on companies — both
REITs and natural resources-based companies — of comparable overall size. The table below shows information for our Primary Peer Group.

Company	Market Capitalization as of December 31, 2020 ($’s in millions)
Agree Realty Corporation	3,970
CareTrust REIT, Inc.	2,112
Community Healthcare Trust Incorporated	1,115
Easterly Government Properties, Inc.	1,838
Getty Realty Corp.	1,201
LTC Properties, Inc.	1,506
Monmouth Real Estate Investment Corporation	1,685
One Liberty Properties, Inc.	391
Urstadt Biddle Properties Inc.	497
Supplemental Peer Group

In determining the appropriate component companies for our Supplemental Peer Group, the Compensation Committee and FPL focused on timber and other forest product companies. The table below shows information for our Supplemental Peer Group.

Company	Market Capitalization as of December 31, 2020 ($’s in millions)
Forestar Group Inc.	970
PotlatchDeltic Corporation	3,318
Rayonier Inc.(1)	4,012
St Joe Company	2,495
UFP Industries, Inc.	3,391
Weyerhaeuser Company	24,933

(1)
The Supplemental Peer Group also included Pope Resources, a Delaware Limited Partnership, which was acquired by Rayonier Inc. in May 2020.

In setting actual compensation levels for our NEOs, the Compensation Committee considers various factors — each as discussed in greater detail below in this CD&A — and did not target any element of compensation at a particular percentile or percentile range of the peer group data. Rather, the Compensation Committee uses this information as one input in its decision-making process.

Elements of 2020 Named Executive Officer Compensation Program
Our compensation program is comprised of three primary elements: base salary, annual cash incentive awards and long-term incentive (“LTI”) awards (each as more fully described below).

Executive Compensation

The following table summarizes the 2020 base salaries and threshold, target and maximum annual cash incentive and LTI award opportunities established by the Compensation Committee at the beginning of 2020 for each of Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon.

	2020 Base Salary	2020 Annual Cash Incentive			2020 Long-Term Incentive
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Davis	$500,000	$150,000	$300,000	$450,000	$462,500	$925,000	$1,480,000
Ms. Godoy-Arbelaez	$265,000	$66,250	$132,500	$198,750	$145,750	$250,000	$375,000
Mr. Reitz	$369,750	$92,438	$184,875	$277,313	$203,125	$406,250	$650,000
Ms. Solomon	$334,750	$50,213	$100,425	$150,638	$203,125	$406,250	$650,000
2020 Compensation Packages

Base Salary
Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program. Base salary levels also affect the annual cash incentive compensation because each NEO’s threshold, target and maximum opportunity is based on a percentage of their respective base salary. Base salaries reflect the only fixed portion of our compensation program. In connection with the management transitions discussed earlier in this CD&A, the Compensation Committee approved increases to each of Mr. Davis’s and Ms. Godoy-Arbelaez’s salaries, respectively, to recognize the increased responsibilities and expansion of their roles in connection with their promotions and to better align with market practices. The Compensation Committee recognizes that as newly tenured executives, the initial salary and total pay levels will be set near the lower quartile and expects to increase pay over time in a commensurate manner as each executive accumulates tenure, experience, and demonstrates a high degree of individual performance. Mr. Reitz also received a base salary increase, to align his compensation more closely with our peers. Ms. Solomon received a base salary increase in line with company-wide salary adjustments.

Executive	2020 Base Salary	2019 Base Salary	YOY Change
Brian Davis	$500,000	$412,000	21.4%
Ursula Godoy-Arbelaez	$265,000	$205,000	29.3%
Todd Reitz	$369,750	$325,000	13.8%
Lesley Solomon	$334,750	$325,000	3.0%
Annual Cash Incentive Awards
We maintain an annual cash incentive award program for the NEOs, which the Compensation Committee believes motivates and incentivizes the NEOs to achieve our short-term goals. In 2020, each of Mr. Davis,
Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon participated in our annual cash incentive award program.

Executive Compensation

The 2020 annual cash incentive award program had two components:
• a financial component, pursuant to which 70% of the annual cash incentive award opportunity was based on achievement of predetermined goals related to specified performance metrics, and
• an individual performance component, pursuant to which 30% of the annual cash incentive award opportunity was based on the NEO’s performance over the course of 2020.
The Compensation Committee approved a threshold, target and maximum annual cash incentive award opportunity for each of our NEOs, each of which are reflected in the table above. The threshold, target and maximum annual cash incentive award opportunities for each NEO are based on a percentage of their respective base salary. In connection with his appointment as CEO in January 2020, the Compensation Committee increased Mr. Davis’s award opportunities to 30%, 60% and 90% of base salary for threshold, target and maximum from 25%, 50% and 75%, respectively. Ms. Godoy-Arbelaez did not participate in the program in 2019 and her 2020 opportunity levels were set at 25%, 50% and 75% for 2020. The Compensation Committee increased
Mr. Reitz’s target award opportunities to 25%, 50% and 75% from 20%, 30% and 60% in 2019 also based on its view of his increased responsibility for and impact on the Company’s overall performance. The Compensation Committee did not make any changes to Ms. Solomon’s opportunity levels (other than with respect to the impact of her increased base salary) from those set in 2019. The Compensation Committee determined to approve such amounts after reviewing market data related to total cash compensation and total compensation for both the Primary Peer Group and the Supplemental Peer Group, our asset size, the overall performance of both the Company and each NEO individually and our general and administrative expenses.

	2020 Annual Cash Incentive (% of Base Salary)
Name	Threshold	Target	Maximum
Mr. Davis	30%	60%	90%
Ms. Godoy-Arbelaez	25%	50%	75%
Mr. Reitz	25%	50%	75%
Ms. Solomon	15%	30%	45%
Financial Performance Component
Seventy percent (70%) of the 2020 annual cash incentive award opportunity was based on the achievement of predetermined goals related to adjusted earnings from continuing operations before interest, taxes, depletion and amortization (“Adjusted EBITDA”) per share (45%), Harvest EBITDA per share
(30%) and leverage (25%). The goals were set based on the Company’s original projections and budget for 2020 prior to the onset of the COVID-19 pandemic and were not subsequently adjusted by the Compensation Committee.

•
Adjusted EBITDA is an important measure of the Company’s financial performance because it is indicative of the strength of our operations and the performance of our business and our ability to meet lender requirements. Annual net land sale contribution to Adjusted EBITDA did not include land sales in excess of 2% of the average fee acreage for the year. Adjusted EBITDA is divided by our weighted average shares outstanding to determine Adjusted EBITDA per share.

•
Harvest EBITDA was selected because it is reflective of the results of our core timber operations and is viewed by investors and analysts as a critical measure of performance. Harvest is also our largest reportable segment and is closely monitored by management and our board of directors. See Note 15 to our consolidated financial statements included in our Form 10-K filed with the SEC on February 26, 2021. Harvest EBITDA is calculated as timber

Executive Compensation

sales and other related revenues less contract logging and hauling expenses, forestry management expenses, land rent expense, other operating expenses, adding back stock compensation expense and certain other cash and non-cash expenses. Harvest EBITDA is divided by our weighted average shares outstanding to determine Harvest EBITDA per share.

•
Leverage, which is calculated as net debt to Adjusted EBITDA, is an important metric because it is frequently viewed by analysts and investors as an indication of our ability to repay our debt. Further, having high leverage without the ability to reduce it can increase our vulnerability to general adverse economic and industry conditions. This metric is measured by the total debt less cash and cash equivalents as of a period end divided by Adjusted EBITDA for the trailing twelve months then ended. Adjusted EBITDA for purposes of this metric does not have a land sale limitation as with the Adjusted EBITDA performance metric.

The following table shows the threshold, target, maximum and actual performance levels for the financial component of the 2020 annual cash incentive award opportunities for our NEOs. For performance between threshold and target or target and maximum, the bonus amount is determined using straight-line interpolation. Performance at or above the maximum level results in a maximum level payout with respect to the financial performance component. Performance below the threshold level results in no payout with respect to the financial performance component.

Objective Performance Metrics	Weight	Threshold	Target	Maximum	Actual
Adjusted EBITDA(1) per share	45%	$0.98	$1.04	$1.14	$1.02
Harvest EBITDA(2) per share	30%	$0.63	$0.67	$0.75	$0.70
Leverage(3)	25%	8.80x	8.30x	7.80x	8.27x

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Adjusted EBITDA” on pages 44-46 of our annual report on Form 10-K filed with the SEC on February 26, 2021 for the definition and information regarding why we present Adjusted EBITDA and for a reconciliation of this non-GAAP financial measure to net loss.

(2)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Segment EBITDA” on page 46 of our annual report on Form 10-K filed with the SEC on February 26, 2021 as well as Note 15 to our consolidated financial statements included therein.

(3)
Leverage, measured as net debt to Adjusted EBITDA, for the year ended December 31, 2020, was calculated as follows (in millions):

Debt	$442,705
Cash	11,924
Net Debt	$430,781
Adjusted EBTIDA	$52,065
Net Debt to Adjusted EBITDA	8.27x
Based on the Company’s achievement of the predetermined financial performance goals during 2020, each NEO achieved 99% of the target financial performance component of his or her 2020 annual cash incentive award opportunity, as set forth below.
2020 Annual Cash Incentive Awards — Financial Performance Component
Name	Threshold	Target	Maximum	Actual
Mr. Davis	$105,00	$210,000	$315,000	$207,480
Ms. Godoy-Arbelaez	$46,375	$92,750	$139,125	$91,637
Mr. Reitz	$64,707	$129,413	$194,119	$127,860
Ms. Solomon	$35,149	$70,298	$105,447	$69,454
Individual Performance Component
As discussed above, the annual cash incentive award opportunity for each of our NEOs was based thirty percent (30%) on an assessment of individual performance. The Compensation Committee reviews the performance of our CEO, and our CEO presents to the Compensation Committee individual performance assessments of the other NEOs and recommends for approval the individual performance result.

Executive Compensation

The Compensation Committee determined that, based on its subjective assessment of each NEO’s performance, Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon each achieved the maximum performance level of the individual component of their 2020 annual cash incentive award opportunity, as set forth below. In making this determination, the Compensation Committee considered the executive’s contribution to the Company’s 2020 performance summarized in the 2020 Company Performance Highlights above and, in particular:
•
For Mr. Davis, his contributions with respect to the accomplishments summarized in the 2020 Company Performance Highlights above, as well as his efforts in retaining and developing the executive management team, leading efforts to maximize value from the Triple T joint venture, including increasing asset management fees and driving toward a recapitalization, and refining and driving the Company’s busines strategy;

•
For Ms. Godoy-Arbelaez, her contributions with respect to the accomplishments summarized in the 2020 Company Performance Highlights above, as well as her leadership with respect to facilitating communication with analysts and investors, managing the Company’s liquidity and access to debt and equity capital, managing the

Triple T joint venture’s debt capital, and reducing capital costs;
•
For Mr. Reitz, his contributions with respect to the accomplishments summarized in the 2020 Company Performance Highlights above, as well as his oversight of the Company’s third-party forest managers and other contractors in executing the Company’s delivered wood model, his leadership with respect to the Triple T joint venture, and his management of the Company’s timberlands in a sustainable and long-term strategic manner, including continued compliance with SFI guidelines; and

•
For Ms. Solomon, her contributions with respect to the accomplishments summarized in the 2020 Company Performance Highlights above, as well as enhancing the Company’s ESG program, her oversight with respect to the Triple T joint venture, including oversight of the renegotiation of the Triple T wood supply agreement with Georgia-Pacific, the amendment of the Triple T joint venture agreements and ongoing compliance with such agreements, her efforts with respect to the establishment of the Company’s at-the-market equity offering program and the successful recruitment and onboarding of two independent directors in 2020.

2020 Annual Cash Incentive Awards — Individual Performance Component
Name	Threshold	Target	Maximum	Actual
Mr. Davis	$45,000	$90,000	$135,000	$135,000
Ms. Godoy-Arbelaez	$19,875	$39,750	$59,625	$59,625
Mr. Reitz	$27,731	$55,463	$83,194	$83,194
Ms. Solomon	$15,064	$30,074	$45,191	$45,191
2020 Annual Incentive Award Payouts

Based on the results discussed above, Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon earned 114% of their total target annual cash incentive award opportunity for 2020, including the financial performance component and the individual performance component, as reflected in the table below.
2020 Annual Cash Incentive Awards — Totals
Name	Threshold	Target	Maximum	Actual
Mr. Davis	$150,000	$300,000	$450,000	$342,480
Ms. Godoy-Arbelaez	$66,250	$132,500	$198,750	$151,262
Mr. Reitz	$92,438	$184,875	$277,313	$211,054
Ms. Solomon	$50,213	$100,425	$150,638	$114,645

Executive Compensation

Long-Term Incentive Awards

2020 Annual LTI Awards
We provide a substantial portion of each of our NEO’s total annual compensation opportunity in the form of equity-based awards. Stock ownership is the simplest, most direct way to align our NEOs’ interests with those of our stockholders. The Compensation Committee designated a threshold, target and maximum value for each of Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon and with respect to their 2020 LTI award opportunity, as set forth below.
2020 Long-Term Incentive Award Opportunity
Name	Threshold	Target	Maximum
Mr. Davis	$462,500	$925,000	$1,480,000
Ms. Godoy-Arbelaez	$145,750	$250,000	$375,000
Mr. Reitz	$203,125	$406,250	$650,000
Ms. Solomon	$203,125	$406,250	$650,000
The Compensation Committee determined the threshold, target and maximum values for each of Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon based on its consideration of market data related to total compensation and equity compensation, our asset size, information from FPL regarding market practices of our peers, and general and administrative expenses.
The Compensation Committee desired to set goals that would encourage superior long-term stockholder returns and therefore set the TSR metric to earn the threshold award at 90% of the relevant index return, below which no award is earned, and also required that the Company’s TSR be at least 105% of the relevant index return in order to earn the target award. The vesting and other design features of these awards, which are discussed in further detail below, together with our stock ownership guidelines, encourage long-term stock ownership by our NEOs to further motivate them to create long-term stockholder value.

Award	Features		Purpose
60%	Performance-Based LTI Awards	**70%** Relative TSR vs. Composite Index		■ Focuses and incentivizes executives on achievement of TSR ■ Retention ■ Aligns interests with those of our stockholders ■ Facilitates share ownership
		RESULT (% of max)	**HURDLES**	
		Threshold (8.33%)	90% of Index	
		Target (50%)	105% of Index	
		Max (100%)	120% of Index	
		30% Relative TSR vs. Russell Microcap Index		
		RESULT (% of max)	**HURDLES**	
		Threshold (8.33%)	90% of Index	
		Target (50%)	105% of Index	
		Max (100%)	120% of Index	
		IF EARNED, VEST 50% AT THE END OF THE PERFORMANCE PERIOD AND 50% ONE YEAR LATER		
40%	Time-Based LTI Awards	VEST RATABLY OVER FOUR YEARS		■ Retention ■ Aligns interests with those of our stockholders ■ Facilitates share ownership

**Note that in 2020, Ms. Godoy-Arbelaez's mix between performance- and time-based awards was 50%/50%.*

All of our NEOs elected to receive their performance-based 2020 LTI awards in the form of LTIP units and their time-based 2020 LTI awards in the form of restricted stock. Performance-based 2020 LTI Awards are granted based on the maximum award opportunity. In 2020, our NEOs received the number of performance-based LTIP units and time-based shares of restricted stock as set forth below:

Executive Compensation

	2020 Performance-Based LTIP Units (60%) (1)		2020 Time-Based Restricted Shares (40%)(3)
Name	Composite Index (70%)(2)	Russell Microcap Index (30%)
Mr. Davis	65,459	28,244	33,667
Ms. Godoy-Arbelaez	14,743	6,361	11,374
Mr. Reitz	28,749	12,405	14,786
Ms. Solomon	28,749	12,405	14,786

(1)
The performance-based 2020 LTI awards may be earned following the conclusion of a three-year performance period based on achievement of goals related to (i) relative TSR as compared to a Composite Index Return (70%); and (ii) relative TSR as compared to the Russell Microcap Index (30%). 50% of earned awards vest on the date the Compensation Committee certifies performance achievement and 50% vest on the first anniversary thereof.

(2)
The Composite Index is comprised of a timber peer group and a broader industry peer group. TSR for the Composite Index Return will be calculated by averaging the TSR of the constituents of the timber peer group and the broader industry peer group and applying the relative weightings (timber peer group, 60% and broader industry peer group, 40%).

Timber Peer Group (60%)	Broader Industry Peer Group	(40%)
• Acadian Timber Corp. • PotlatchDeltic Corporation • Rayonier Inc. • Weyerhaeuser Company.	• Canfor Corporation • Farmland Partners Inc. • Gladstone Land Corporation • Interfor Corporation • International Paper Company	• Packaging Corporation of America • Sonoco Products Company • West Fraser Timber Co. Ltd • WestRock Company

(3)
The time-based 2020 LTI awards vest in four equal installments in 2021, 2022, 2023 and 2024, subject to the executive’s continued employment with us on each vesting date.

More information regarding the 2020 LTI awards can be found in the 2020 Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2020 Fiscal Year-End table.
2018 Performance Awards
Mr. Davis’s performance-based LTIP units and Mr. Reitz’s performance-based restricted stock awards for the performance period January 1, 2018 through December 31, 2020 (the “2018 Performance Awards”) could be earned based on achievement of goals related to (i) relative total stockholder return (TSR) as compared to two pre-established peer groups comprised of companies within the timber industry1 and the lumber, paper and packaging industry2 (50%); (ii) relative TSR as compared to the Russell 3000 Index (30%); and (iii) relative TSR compared to the NCREIF3 Timberland Index (20%), with threshold, target and maximum performance levels of 90%, 105% and 120% of the comparator. In January 2021, based on our average closing price for the 20-trading day period ended on December 31, 2020 of $9.43, the Compensation Committee certified that our TSR (-15.76%) for the performance period relative to the Custom Timber Peer Group, the Broader Timber Peer Group, the Russell 3000 Index and the NCREIF Timberland Index fell below the threshold performance level. Accordingly, neither Mr. Davis nor Mr. Reitz earned any portion of the 2018 Performance Awards. Neither Ms. Godoy-Arbelaez nor Ms. Solomon held any 2018 Performance Awards. For a description of the payout of Mr. Barag’s 2018 Performance Awards, see the summary of his separation agreement under “Summary of Executive Compensation — Potential Payments upon Termination of Employment or Change in Control.”
1
The timber peer group was comprised of Pope Resources, a Delaware Limited Partnership (which was acquired by Rayonier Inc. during 2020), Potlatch Corporation, Rayonier Inc. and Weyerhaeuser Company.

2
The broader industry peer group was comprised of Canfor Corporation, International Paper Company, Kapstone Paper and Packaging Corporation, Packaging Corporation of America, Sonoco Products Company, West Fraser Timber Co. Ltd, , and WestRock Company.

3
The NCREIF Timberland Index is a quarterly time series composite return measure of investment performance of a large pool of individual timberland properties acquired in the private market for investment purposes only.

Executive Compensation

Outperformance TSR Awards
In 2017, the Compensation Committee granted one-time “outperformance TSR awards,” pursuant to which holders thereof could earn, in the aggregate, shares of our common stock having a value of up to $5 million based on our TSR for the three-year period beginning April 1, 2017 and ending March 31, 2020. Holders of outperformance TSR awards were entitled to share in a performance pool having a value equal to 5% of the amount, if any, by which our TSR during the three-year period exceeded a compounded annual total return to stockholders of 7.5%, subject to a maximum of $5 million. The dollar value of the resulting performance pool would be divided by the volume weighted average price of one share of our common stock for the thirty (30) trading days ending on the valuation date to determine the number of shares earned by each participant. The Compensation Committee awarded each of Messrs. Barag and Davis an interest in the outperformance pool, as follows: Mr. Barag, 40.50% and Mr. Davis, 24.75%. Based on our TSR as of March 31, 2020, the outperformance TSR awards expired without payment to the holders.
Benefits and Perquisites
Our NEOs participate in our benefit plans on the same basis as all of our employees. We offer health insurance, group term life, accidental death and dismemberment insurance, and short-term and long-term disability coverage to all of our benefit-eligible employees. We also offer a 401(k) plan to our benefit-eligible employees, and provide a company match. Our company match is provided to all eligible company employees on the same basis. Our NEOs are entitled to the maximum paid vacations days per calendar year allowed under our policies. We do not offer any pension plans or nonqualified deferred compensation plans. We have not historically provided perquisites to our NEOs. In connection with our Chief Executive Officer’s negotiation of his amended employment agreement, our Compensation Committee approved the reimbursement of legal fees and expenses, a portion of which were paid in 2020.
Employment Agreements
In 2020, we were party to an employment agreement with Mr. Davis. Severance protections can play a valuable role in attracting and retaining key executive officers. Accordingly, we provided such protections for Mr. Davis in his employment agreement. The Compensation Committee determined the level of severance benefits after consultation with FPL on prevalent market practices and, in general, considered these severance protections an important part of Mr. Davis’s compensation and consistent with competitive practices. The agreement contained “double-trigger” change-of-control provisions and did not provide any tax gross-ups. Detailed information regarding Mr. Davis’s employment agreement and the benefits it provides is included under “Summary of Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”
As previously disclosed, on March 11, 2021, we entered into an amended and restated employment agreement, which we refer to as the amended employment agreement, with Mr. Davis, pursuant to which he will continue to serve as the Chief Executive Officer and President and as a member of our board of directors. Mr. Davis’s amended employment agreement was made effective as of December 31, 2020. For a description of the material terms of the amended employment agreement, see the narrative following the “Potential Payments Upon Termination of Employment or Change in Control” later in this proxy statement.
We were previously party to an employment agreement with Mr. Barag as well, but his employment agreement expired in connection with his retirement, except for the restrictive covenants, which survive the expiration of the employment agreement.
Change in Control Severance Protection Plan
In 2019, in order to attract and retain talented executives and employees we adopted a Change in Control Severance Protection Plan that applies to all of our employees other than those with an employment or other agreement that provides for severance in the event of a change of control. For more information, see “Summary of Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”

Executive Compensation

Other Compensation and Governance Policies
Stock Ownership and Retention Guidelines

In the interest of promoting and increasing the executives’ equity ownership in us and to further align their long-term interests with those of our stockholders, we have adopted stock ownership guidelines that require executive officers to acquire and hold shares of our common stock, as follows:

Multiple of Base Salary
Chief Executive Officer	4x
Other Executive Officers	2x
The NEOs are expected to achieve their stock ownership guideline by the later of October 25, 2018, the fifth anniversary of the date we adopted the guidelines, or the fifth anniversary of their election or appointment as an executive officer, if later. Until the ownership guideline is met, or at any time the executive officer is not in compliance with the guideline, he or she must retain 100% of any shares received from us for service as an executive officer (with certain exceptions for payment of an exercise price, if applicable, and satisfaction of tax liability). Shares beneficially owned outright by the executive officer or his or her immediate family members residing in the same household and shares of restricted common stock or restricted stock units (whether or not vested) granted by us are considered owned for purposes of satisfying these guidelines. Shares subject to unexercised stock options or unearned performance shares, however, do not count toward these ownership guidelines. Mr. Davis had achieved his stock ownership guideline as Chief Financial Officer prior to his appointment as our Chief Executive Officer, and he is now making strides to achieve his new increased guideline. Ms. Godoy-Arbelaez has achieved her stock ownership guideline and each of Mr. Reitz and Ms. Solomon are also making continued strides toward achieving his or her stock ownership guideline.

Hedging, Pledging, and Insider Trading Policy

Our insider trading policy prohibits our directors and all employees, including our executive officers, from:
(i)
holding company securities in a margin account or otherwise pledging company securities as collateral for a loan, and

(ii)
engaging in hedging transactions in our securities.

Our insider trading policy also prohibits our employees, officers, and directors from purchasing or selling our securities while in possession of material nonpublic information.

Review of Risk Associated with Compensation Plans

We periodically review our compensation policies and practices for all employees, including executive officers. As part of the review process, we identify the potential risk areas and we assess whether our practices pose any actual risks. The Compensation Committee’s independent compensation consultant advises the Compensation Committee with respect to the risk assessment of our compensation programs. The Compensation Committee last undertook this review in March 2021 and determined that our compensation programs are not reasonably likely to have a material adverse effect on us.

Executive Compensation

SUMMARY OF EXECUTIVE COMPENSATION
The following table sets forth certain information with respect to compensation paid to or earned by our NEOs for the fiscal years ended December 31, 2020, 2019 and 2018.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mr. Brian M. Davis Chief Executive Officer and President (and former Chief Financial Officer)	2020	500,000	—	925,000	342,480	45,591	1,813,071
	2019	412,000	—	621,110	293,019	19,363	1,345,492
	2018	371,500	—	400,601(5)	278,625	18,500	1,069,226
Ms. Ursula Godoy-Arbelaez Chief Financial Officer, Senior Vice President and Treasurer(6)	2020	265,000	—	250,000	151,262	19,500	685,762
Mr. Todd P. Reitz Chief Resources Officer and Senior Vice President	2020	369,750	—	406,250	211,054	17,810	1,004,864
	2019	325,000	—	406,250	192,619	16,800	940,669
	2018	257,500	—	40,113	128,750	15,415	441,778
Ms. Lesley H. Solomon General Counsel and Secretary	2020	334,750	—	406,250	114,645	17,810	873,455
	2019	325,000	—	406,250	115,572	16,925	863,747
	2018	98,836	75,000(7)	100,000	—	4,875	278,711
Mr. Jerry Barag Former Chief Executive Officer(8)	2020	58,918	—	—	—	924,217	983,135
	2019	567,352	—	1,070,908	411,185	23,965	2,073,410
	2018	530,500	—	655,421(5)	519,890	23,821	1,729,632

(1)
In accordance with SEC rules, the stock award column reflects the aggregate grant date fair value of restricted shares and LTIP units granted during the applicable year, in each case computed in accordance with FASB ASC 718. The grant date fair value of the time-based restricted shares granted in 2020, 2019 and 2018 was based on the closing price of our common stock on the date of grant.

(2)
The grant date fair value of the performance-based LTI awards granted in 2020, 2019 and 2018 was determined using the Monte Carlo simulation based on assumed achievement of the target performance levels. The assumptions used in the Monte Carlo model to determine the fair value of the 2020 performance-based LTI awards are included in Note 10 to our consolidated financial statements included in our Form 10-K filed with the SEC on February 26, 2021, the 2019 and 2018 performance-based LTI awards are included in Note 10 to our consolidated financial statements included in our Form 10-K filed with the SEC on February 28, 2020. The table below reflects the grant date fair value of the performance-based LTI awards assuming, instead, that the Company were to achieve the maximum performance levels:

	2018	2019	2020
Mr. Davis	$115,495 (2017 LTIP units)	$745,333	$1,110,000
	$142,355 (2018 LTIP Units)
Ms. Godoy-Arbelaez	—	—	$250,000
Mr. Reitz	$29,164	$487,500	$487,500
Ms. Solomon	—	$487,500	$487,500
Mr. Barag	$188,990 (2017 LTIP units)	$1,285,090	—
	$232,855 (2018 LTIP units)
For a description of the 2019 and 2020 performance-based LTI awards, see footnotes 12 and 13, respectively, to the Outstanding Equity Awards at 2020 Fiscal Year-End table later in this proxy statement. For a description of the 2018 performance-based LTI awards, see “2018 Performance Awards” above.
(3)
Reflects each NEO’s annual cash incentive award. The potential payouts under the plan were performance-based and therefore were at risk. For more information, see the CD&A.

(4)
In the case of Mr. Davis, the amount reflects the Company’s reimbursement of legal fees and expenses incurred in connection with the negotiation of Mr. Davis’s amended employment agreement ($24,195) and the Company’s employer matching contribution to the 401(k) plan ($21,396). In the case of Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon, the amount reflects the Company’s employer matching contribution to the 401(k) plan. In the case of Mr. Barag, the amount reflects severance ($884,123), Company-paid COBRA for medical and dental coverage ($13,979), payment for accrued but unused paid time off ($19,094), and the Company’s employer matching contributions to the 401(k) plan ($7,021).

Executive Compensation

(5)
Due to the delay in implementing the profits interest program, both 2017 LTI awards and 2018 LTI awards were granted on November 29, 2018.

(6)
Ms. Godoy-Arbelaez was not a named executive officer in 2018 or 2019.

(7)
Reflects Ms. Solomon’s guaranteed bonus for 2018.

(8)
Mr. Barag retired as our Chief Executive Officer effective January 21, 2020.

Executive Compensation

Grants of Plan-Based Awards
The following table presents information concerning plan-based awards granted to each of the NEOs during 2020. All awards were granted under the CatchMark Timber Trust, Inc. 2017 Incentive Plan (the “2017 Incentive Plan”). For information regarding the vesting terms of these awards, see the CD&A.
2020 Grants of Plan-Based Awards
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Davis		150,000	300,000	450,000
	2/18/2020				92,500	555,000	1,110,000		555,000
	2/18/2020							33,667	370,000
Ms. Godoy-Arbelaez		66,250	132,500	198,750
	2/18/2020				20,750	125,000	250,000		125,000
	2/18/2020							11,374	125,000
Mr. Reitz		92,438	1,84,475	277,313
	2/18/2020				40,625	243,750	487,500		243,750
	2/18/2020							16,121	162,500
Ms. Solomon		50,213	100,425	150,638
	2/18/2020				40,625	243,750	487,500		243,750
	2/18/2020							16,121	162,500
Mr. Barag	—	—	—	—	—	—	—	—	—

(1)
Reflects each NEO’s annual cash incentive opportunity for 2020.

(2)
Reflects performance-based LTIP Units.

(3)
Reflects time-based restricted shares.

(4)
Reflects the aggregate grant-date fair value of stock awards, computed in accordance with FASB ASC Topic 718.

Executive Compensation

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2020.
Outstanding Equity Awards at 2020 Fiscal Year-End
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Davis	8,653(2)	80,992
	7,705(3)	72,119
	9,847(4)	92,168
	18,485(5)	173,020	15,547(12)	145,521
	33,667(6)	315,123	7,805(13)	73,059
Ms. Godoy-Arbelaez	2,250(9)	21,060
	4,500(10)	42,120
	13,500(11)	126,360
	11,374(6)	106,461	1,758(13)	16,455
Mr. Reitz	1,741(7)	16,296
	2,010(4)	18,814
	12,090(5)	113,162	10,168(12)	95,172
	14,786(6)	138,397	3,428(13)	32,087
Ms. Solomon	4,181(8)	39,134
	12,090(5)	113,162	10,168(12)	95,172
	14,786(6)	138,397	3,428(13)	32,087
Mr. Barag(14)	—	—	—	—

(1)
Based on the closing price of our common stock on December 31, 2020, the last trading day of our fiscal year ($9.36).

(2)
Reflects time-based 2017 LTI awards granted in the form of restricted shares on November 29, 2018, which became fully-vested on February 18, 2021.

(3)
Reflects 50% of the earned performance-based 2017 LTI awards, which remained outstanding following completion of the performance period and vested on January 29, 2021, the first anniversary of the Compensation Committee’s certification of achievement of the performance goals. Vested LTIP units can be converted into common units of CatchMark Timber Operating Partnership, L.P. (“CatchMark Timber OP”), our operating partnership, at any time based on the relative capital accounts but will automatically convert into common units when the capital account of the vested LTIP unit is equal to the capital account of a common unit.

(4)
Reflects time-based 2018 LTI awards granted in the form of restricted shares on November 29, 2018, 50% of which vested on February 18, 2021 and the remaining 50% will vest on February 18, 2022, subject to the executive’s continued employment with us on such vesting date.

(5)
Reflects time-based restricted shares granted on July 12, 2019, which will vest in three approximately equal installments in July 2021, 2022 and 2023, subject to the executive’s continued employment with us on each vesting date.

(6)
Reflects time-based restricted shares granted on February 18, 2020, which will vest in approximately four equal installments in February 2021, 2022, 2022 and 2023, subject to the executive’s continued employment with us on each vesting date.

(7)
Reflects time-based restricted shares granted on March 21, 2017, which vested on February 18, 2021.

(8)
Reflects time-based restricted shares granted on September 12, 2018, 50% of which vested on February 18, 2021 and the remaining 50% will vest on February 18, 2022, subject to the executive’s continued employment with us on each vesting date.

(9)
Reflects time-based restricted shares granted on February 17, 2017, which vested on February 18, 2021.

(10)
Reflects time-based restricted shares granted on January 26, 2018, 50% of which vested on February 18, 2021 and the remaining 50% will vest on February 18, 2022, subject to the executive’s continued employment with us on each vesting date.

(11)
Reflects time-based restricted shares granted on February 13, 2019, 33% of which vested on February 18, 2021 and the remaining 67% will vest in two approximately equal installments in February 2022 and 2023, subject to the executive’s continued employment with us on such vesting date.

(12)
Reflects performance-based 2019 LTI awards granted on July 12, 2019 in the form of LTIP units to Messrs. Davis and Reitz and Ms. Solomon,

Executive Compensation

which may be earned upon achievement of pre-established performance goals related to (i) relative TSR as compared to two pre-established peer groups comprised of companies within the timber industry (the “custom timber peer group”) and the lumber, paper and packaging industry (the “broader timber peer group”) (70%); and (ii) relative TSR as compared to the Russell 3000 Index (30%) over a three-year performance period (from January 1, 2019 to December 31, 2021). In accordance with SEC rules and based on performance through December 31, 2020, the number of performance-based LTIP units reflected in the table is based on an assumed achievement at the threshold level of performance for awards based on the custom timber peer group and the Russell 3000 Index and at the maximum performance level for awards based on the broader timber peer group. Fifty percent (50%) of LTIP units earned vest immediately upon the Compensation Committee’s certification of achievement of the performance goals and fifty percent (50%) will vest on the first anniversary of such certification date, subject to the executive’s continued employment with us on each vesting date.
(13)
Reflects performance-based 2020 LTI awards granted on February 12, 2020 in the form of LTIP units to Mr. Davis, Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon, which may be earned upon achievement of pre-established performance goals related to (i) relative TSR as compared to a composite index return (70%); and (ii) relative TSR as compared to the Russell Microcap Index (30%) over a three-year performance period (from January 1, 2020 to December 31, 2022). In accordance with SEC rules and based on performance through December 31, 2020, the number of performance-based LTIP units reflected in the table is based on an assumed achievement at the threshold performance level. Fifty percent (50%) of LTIP units earned vest immediately upon the Compensation Committee’s certification of achievement of the performance goals and fifty percent (50%) will vest on the first anniversary of such certification date, subject to the executive’s continued employment with us on each vesting date.

(14)
See the description of Mr. Barag’s separation agreement later in this proxy statement for a description of the treatment of his LTI awards in connection with his retirement.

Executive Compensation

Stock Vested
The following table presents information concerning the vesting of stock awards for our NEOs during the fiscal year ended December 31, 2020.
2020 Stock Vested
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Mr. Davis	32,410	341,519
Ms. Godoy-Arbelaez	11,000	120,890
Mr. Reitz	6,776	67,293
Ms. Solomon	6,121	60,095
Mr. Barag	161,133	1,793,410

(1)
Includes LTIP units in CatchMark Timber OP.

Potential Payments Upon Termination of Employment or Change in Control
Mr. Davis

During 2020, we were party to an employment agreement with Mr. Davis. The original term of the agreement commenced on October 25, 2013 and terminated on December 31, 2017. The agreement automatically renewed for an additional one-year term expiring on December 31, 2018 and the agreement was amended in December 2018 and December 2019 to extend the term for an additional year to December 31, 2019 and December 31, 2020, respectively. Pursuant to the employment agreement, we provided or paid for health benefits for Mr. Davis, and Mr. Davis was entitled to participate in all incentive, savings and retirement plans and programs available to senior executives of our company.
The employment agreement provided for certain severance benefits if Mr. Davis’ employment was terminated by us without cause or if he resigned for good reason, as follows:
•
severance equal to two times his then-current base salary, payable in installments over a 24-month period, or, if the termination occurs during the period commencing 90 days prior to a change in control and concluding on the one-year anniversary of a change in control, severance equal to three times his then-current base salary, payable in a single lump sum;

•
monthly payments for 18 months equal to the excess of (i) the COBRA cost of group health benefits over (ii) the active employee rate for such coverage, except that our obligation to provide this benefit will end if Mr. Davis becomes employed by another employer that provides him with group health benefits; and
•
accelerated vesting of all of his outstanding equity awards that vest based on continuous service with us.

In order to receive the severance benefits, Mr. Davis would have been required to sign and not revoke a release of claims and comply with the restrictive covenants in his employment agreement. The employment agreement contained non-competition, employee non-solicitation and customer non-solicitation covenants that applied during Mr. Davis’ employment and for two years after termination of his employment during the term of the employment agreement, as well as covenants regarding confidentiality and ownership of property.
The employment agreement did not provide for any severance benefits in the event of Mr. Davis’ termination (i) by us for cause, (ii) by Mr. Davis without good reason, or (iii) by reason of his death or disability except that, in the event of Mr. Davis’ death or disability, his outstanding equity awards that vest based on continuous service with us would have become fully-vested. In addition, the employment agreement provided that if any payments or benefits would have been subject to the excise tax imposed on “parachute payments” under Section 4999 of the Code, the

Executive Compensation

payments would have been limited to the maximum amount that could have been paid without triggering the excise tax.
The table below reflects the terms of Mr. Davis’s employment agreement described above, which was in effect on December 31, 2020. On March 11, 2021, we entered into an amended and restated employment agreement with Mr. Davis which was deemed effective as of December 31, 2020, the terms of which are described below following the table under “Mr. Davis’s Amended and Restated Employment Agreement.”.
Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon

None of Ms. Godoy-Arbelaez, Mr. Reitz or Ms. Solomon have an employment agreement with us.
We have adopted a Change in Control Severance Protection Plan that applies to all company employees. Pursuant to the terms of the plan, in the event of a change in control, in connection with termination without cause or termination for good reason, during a period beginning three months prior to closing the change in control transaction and ending 12 months thereafter, each of Ms. Godoy-Arbelaez, Mr. Reitz and Ms. Solomon would be entitled to an amount equal to 1.5 times the sum of their base salary and their average annual performance bonus for the past three years.
Mr. Barag’s Separation Agreement

As described above, Mr. Barag retired as of January 21, 2020. In connection with his retirement, his employment agreement expired, except for the restrictive covenants, which survive the expiration of the employment agreement. Mr. Barag’s separation agreement provides for a severance payment equal to two times the sum of his annual base salary plus his target bonus for 2019, or $1,928,996, which amount is being paid in equal monthly installments over a 24-month period. He also was entitled to receive his 2019 annual bonus in an amount equal to no less than his target award of $397,146, payable in accordance with the Company’s annual cash incentive award program and at the same time that annual bonuses were paid to the Company’s other named executive officers. In addition, his 103,135 shares of time-based restricted stock awards that were outstanding at the time of his separation became immediately vested and the Company repurchased such shares, net of shares withheld to cover taxes, at a per share price equal to the average closing price of the common stock for the five-day trading period ended prior to January 21, 2020, or $11.05. Mr. Barag’s 72,272 performance-based LTIP units issued under the executive officers’ 2017 compensation program had a performance periodfrom January 1, 2017 to December 31, 2019. 25,218 of these 72,272 LTIP units were earned and vested on January 29, 2020. Mr. Barag’s remaining 142,909 performance-based LTIP units issued under the executive officers’ 2018 and 2019 compensation programs were treated as if the performance period for such awards ended on January 21, 2020. The Compensation Committee determined that Mr. Barag earned a total of 32,780 LTIP Units under the 2018 and 2019 compensation programs, which were vested on January 29, 2020. All of Mr. Barag’s vested LTIP units have converted into common units in CatchMark Timber OP. Mr. Barag was also entitled to receive payments pursuant to his distribution equivalent awards with respect to his shares of restricted stock that became vested and with respect to his performance-based LTIP units to the extent earned.
Under the separation agreement, Mr. Barag agreed to provide the Company consulting services for 90 days. The separation agreement also provides for a general release by Mr. Barag of all claims and potential claims, customary mutual non-disparagement provisions, and that the restrictive covenants under Mr. Barag’s employment agreement remain in full force and effect.

Executive Compensation

The following table summarizes the value of the termination payments and benefits that each of our NEOs would receive if a change in control had occurred on December 31, 2020 and/or if the executive had terminated employment on December 31, 2020 under the circumstances shown. The amounts shown in the tables do not include accrued but unpaid salary or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as distributions of plan balances under our tax-qualified 401(k) plan, and death or disability benefits under our generally available welfare programs.
SUMMARY OF POTENTIAL TERMINATION PAYMENTS AND BENEFITS
Name	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason not in connection with a Change in Control ($)	Death or Disability ($)	Termination without Cause or Resignation for Good Reason in connection with a Change in Control ($)	Change in Control (without a termination of employment) ($)
Mr. Davis
Cash Severance	—	1,000,000	—	1,500,000	—
Health Benefits(1)	—	37,694	—	37,694	—
Value of Unvested Time-Based Restricted Share Awards(2)	—	—	661,303	661,303	661,303
Value of Unvested Performance-Based Awards(3)(4)(5)	—	193,486	193,486	290,698	290,698
Total		1,231,180	854,788	2,489,695	952,001
Ms. Godoy-Arbelaez
Cash Severance	—	—	—	521,881	—
Value of Unvested Time-Based Restricted Share Awards(2)	—	—	296,001	296,001	296,001
Value of Unvested Performance-Based Awards(3)(4)(5)	—	5,484	5,484	16,455	16,455
Total	—	5,484	301,485	834,336	312,455
Mr. Reitz
Cash Severance	—	—	—	820,836	—
Value of Unvested Time-Based Restricted Share Awards(2)	—	—	286,669	286,669	286,669
Value of Unvested Performance-Based Awards(3)(4)(5)	—	74,144	74,144	127,259	127,259
Total	—	74,144	364,837	1,234,764	413,928
Ms. Solomon
Cash Severance	—	—	—	660,163	—
Value of Unvested Time-Based Restricted Share Awards(2)	—	—	290,694	290,694	290,694
Value of Unvested Performance-Based Awards(3)(4)(5)	—	74,144	74,144	127,259	127,259
Total	—	74,144	364,837	1,078,116	417,953

(1)
Represents Company-paid COBRA for medical and dental coverage based on COBRA 2020 rates.

(2)
Represents the value of unvested time-based restricted shares of common stock that vest in full upon the designated event based upon the closing price of our common stock on the NYSE on December 31, 2020, the last trading day in our 2020 fiscal year of $9.36, as follows: the 2017, 2018, 2019 and 2020 time-based LTI awards will become fully vested (A) if the executive’s employment terminates by reason of his death or disability; (B) upon a change in control if the awards are not assumed by the surviving company in the change in control, or (C) if such awards are assumed by the surviving company, then upon the executive’s termination without cause or resignation for good reason within two years following such change in control. For purposes of this table, we have assumed that the 2017, 2018, 2019 and 2020 time-based awards were not assumed by the surviving company in the change in control.

Executive Compensation

(3)
Represents the value of unvested performance-based awards that vest upon the designated event based upon the closing price of our common stock on the NYSE on December 31, 2020, the last trading day in our 2020 fiscal year, of $9.36, with the number of shares vesting calculated based on total share return calculated as of December 31, 2020.

(4)
Upon the executive’s termination of employment by reason of his or her death or disability, or by the Company without cause or by the executive for good reason (each, a “qualifying termination”) prior to the date that the Compensation Committee determines whether the performance objectives have been met (the “determination date”), the 2019 LTI awards and 2020 LTI awards will remain outstanding and eligible to vest pro rata following the conclusion of the performance period based on actual performance. Upon the executive’s termination of employment by reason of qualifying termination on or after the determination date, such awards will become immediately vested. For purposes of this table and based on performance through December 31, 2020, the value reflected in the table assumes (i) achievement of the relevant performance goals at the threshold level of performance for awards based on the custom timber peer group and the Russell 3000 Index and at the maximum performance level for awards based on the broader timber peer group, in the case of 2019 LTI awards and (ii) achievement of the relevant performance goals at the threshold level of performance for the 2020 LTI awards, and in each case the payouts were prorated based upon the executive’s completion of two-thirds of the performance period (through December 31, 2020) with respect to the 2019 LTI awards and one-third of the performance period (through December 31, 2020), with respect to the 2020 LTI awards.

(5)
In the event of a change in control (as defined in the 2017 Incentive Plan), the performance period for the 2019 LTI awards and 2020 LTI awards will end on the effective date of the change in control, and the Compensation Committee will determine the number of awards earned based on actual performance as of such date. If the earned awards are not assumed by the surviving company in the change in control, 100% of such earned award will become fully-vested on the effective date of the change in control. If the earned awards are assumed, then 100% of such earned awards will become fully-vested if the executive is terminated without cause or the executive resigns for good reason within two years of such change in control. For purposes of this table and based on performance through December 31, 2020, the value reflected in the table assumes that the earned awards are not assumed by the surviving company and, therefore, fully-vested and cancelled and, for purposes of determining performance, assumes (i) achievement of the relevant performance goals at the threshold level of performance for awards based on the custom timber peer group and the Russell 3000 Index and at the maximum performance level for awards based on the broader timber peer group, in the case of 2019 LTI awards and (ii) achievement of the relevant performance goals at the threshold level of performance for and the 2020 LTI awards.

Mr. Davis’s Amended and Restated Employment Agreement

On March 11, 2021, we entered into an amended and restated employment agreement with Mr. Davis, which superseded the previous employment agreement between us and Mr. Davis, dated as of October 30, 2013, as amended on December 31, 2018 and December 19, 2019, which is discussed above. Under the amended employment agreement, Mr. Davis will continue to serve as our Chief Executive Officer and President and as a member of our board of directors, subject to his election as a member of our board of directors for subsequent terms.
The terms of the amended employment agreement were deemed to commence on December 31, 2020 and will terminate on December 31, 2023, subject to one automatic one-year renewal period unless we or Mr. Davis provides notice to the other of intent not to renew the agreement. The amended employment agreement provides that we will pay Mr. Davis a base salary of $500,000 per year, which amount will be reviewed annually by the Compensation Committee and may be increased, but not decreased, from year to year. The amended employment agreement further provides that Mr. Davis will be eligible to earn: (i) an annual performance-based cash bonus at a target of 60% of his base salary (with the target percentage being subject to increase, but not decrease, by the Compensation Committee in its discretion and the actual annual bonus amount earned for each year being subject to reasonable upward or downward adjustment by the Compensation Committee); and (ii) a long-term incentive plan target award of $925,000 (or such other amount as determined by the Compensation Committee each year in its sole discretion). In addition,
CTT Employee will provide or pay for health benefits for Mr. Davis and his eligible dependents, and he will be entitled to participate in all savings and retirement plans and programs available to our senior executives.
The amended employment agreement provide for certain severance benefits if Mr. Davis’s employment is terminated by us without cause or if Mr. Davis resigns for good reason, as follows:
(i)
a severance amount equal to (1) two times the sum of (x) Mr. Davis’s then-current base salary and (y) his target bonus for the calendar year in which the date of termination occurs, payable in installments over a 24-month period, or (2) if the termination occurs during the period commencing 120 days prior to a change in control and concluding on the one-year anniversary of a change in control, then three times the sum of (x) his then-current base salary and (y) his target bonus for the calendar year in which the date of termination occurs, payable in a single lump sum;

(ii)
any annual bonus earned but unpaid as of the date of termination for any completed calendar year, without any discretionary reduction by the Compensation Committee;

(iii)
a payment (without duplication of any payment of the annual bonus pursuant to the foregoing item) equal to the product of: (1) the annual bonus, if any, that Mr. Davis would have earned for the calendar year in which the date of termination occurs based on the

Executive Compensation

degree to which the applicable company-wide performance goals for such year are actually achieved, with any other performance goals deemed achieved at the target level, and without any discretionary reduction by the Compensation Committee; and (2) a fraction, the numerator of which is the number of days Mr. Davis was employed by us during the calendar year in which the date of termination occurs, and the denominator of which is 365, which amount will be paid on the date annual bonuses are paid to our senior executive officers, but in no event later than March 15 of the following calendar year;
(iv)
monthly payments for 18 months equal to the excess of (i) the COBRA cost of group health benefits over (ii) the active employee rate for such coverage, except that our obligation to provide this benefit will end if Mr. Davis becomes eligible to receive group health benefits under a program of a subsequent employer; and

(v)
any restrictions on Mr. Davis’s outstanding equity awards that expire based solely on his continuous service with us will expire and all of his outstanding equity awards that vest based on continuous service with us will immediately become fully vested, and, to the extent any equity awards held by Mr. Davis are or become exercisable as of the date of termination, such awards shall remain exercisable by Mr. Davis through the end of the maximum term of such award.

In order to receive the severance benefits, Mr. Davis must sign and not revoke a general release and materially comply with the restrictive covenants in the amended employment agreement. The amended employment agreement contains non-competition, employee non-solicitation, customer non-solicitation, non-interference and non-disparagement covenants that apply during Mr. Davis’s employment and for two years after termination of his employment, as well as covenants regarding confidentiality and ownership of property.
In the event of Mr. Davis’s death or disability, he will receive (1) the bonus payments described under items (ii) and (iii) above, and (2) the benefits with respect to his outstanding equity awards described in item (v) above. In the event that the Mr. Davis’s employment with us terminates because the amended employment agreement is not renewed by us in accordance with its terms, provided that Mr. Davis signs and does not revoke a general release, Mr. Davis will receive (1) the bonus payments described under items (ii) and (iii) above, and (2) the monthly payments described under item (iv) above, and (3) the benefits with respect to his outstanding equity awards described in item (v) above. The amended employment agreement does not provide for any severance benefits in the event of Mr. Davis’s termination by us for cause or by Mr. Davis’s resignation without good reason.
The amended employment agreement provides that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Davis’s payments or benefits will either be delivered in full or will be limited to the maximum amount that could be paid without triggering the excise tax, whichever results in the receipt by Mr. Davis on an after-tax basis of the greatest amount of benefits.
The amended employment agreement further provides that we will indemnify and hold harmless Mr. Davis to the fullest extent permitted by applicable law if he is made a party to, or reasonably anticipates being made a party to, any proceeding by reason of, or in connection with, his service to us or any of our affiliates, and such indemnification will continue after his service to us and our affiliates has terminated. Mr. Davis will also be entitled to advancement of any and all costs and expenses (including, without limitation, attorneys’ and other professional fees and charges) that he reasonably incurs in connection with any such proceeding or in connection with seeking to enforce his indemnification rights under the amended employment agreement, subject to repayment by Mr. Davis of any amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses. In addition, the amended employment agreement provides that during the term of the agreement and for six years thereafter, Mr. Davis will be entitled to directors’ and officers’ liability insurance coverage that is no less favorable to Mr. Davis in any respect than the coverage then provided to any of our other present or former directors or officers.

Executive Compensation

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Brian Davis, our CEO as of December 31, 2020. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
Although we identified the median employee and disclosed our process for selecting the median employee in last year’s proxy statement, we have determined a new median employee for 2020 and included a description of our selection process again in this proxy statement. During 2020, we had two CEOs, Mr. Barag through January 21, 2020, and Mr. Davis, our current CEO. As permitted by Item 402(u) of Regulation S-K, we selected Mr. Davis as the CEO to use for purposes of the pay ratio calculation, as he was the CEO in that position on the date selected to identify the median employee, as described below. Although Mr. Davis was appointed CEO effective January 21, 2020, he was employed during the full fiscal year 2020, so we did not make any adjustments to annualize any component of his compensation for purposes of the pay ratio calculations.
For 2020, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $189,312, and the total compensation of our CEO as of December 31, 2020, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,813,071. Based on this information, for 2020,
The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was:	9.6:1
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustment and estimates that we used were as follows:
•
We selected December 31, 2020 as the date upon which we would identify the “median employee.” As of December 31, 2020, we had 25 employees working for us and our consolidated subsidiaries.

•
To determine our “median employee” from our employee population, we used “annual total compensation,” calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

•
We determined that the “median employee” was a full-time, salaried employee located in the United States, with total compensation for the 12-month period ending December 31, 2020 in the amount of $196,930.

•
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $189,312.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2020 Summary Compensation Table included in this Proxy Statement.

Executive Compensation

PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Each year we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation programs are designed to attract, retain and motivate employees of superior ability who are dedicated to the long-term interests of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic corporate goals, individual goals, and the realization of increased stockholder value.
We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the Summary Compensation Table and the other related tables and narrative discussion.
Although the say-on-pay vote is advisory, and therefore not binding on us, our board of directors and the Compensation Committee value the opinions of our stockholders. The Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.

Vote Required

Under our bylaws, approval of the proposal to approve, on an advisory basis, the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be counted as votes cast for this proposal and therefore will have no effect on the outcome of the proposal.
Recommendation

Our board of directors unanimously recommends that stockholders vote “FOR” the approval, on an advisory basis, of our named executive officer compensation, as disclosed in this proxy statement in accordance with the rules of the SEC.

Executive Compensation

PROPOSAL 3 — APPROVAL OF CATCHMARK TIMBER TRUST, INC. 2021 INCENTIVE PLAN
We are asking our stockholders to approve the CatchMark Timber Trust, Inc. 2021 Incentive Plan (the “2021 Plan”) to replace the CatchMark Timber Trust, Inc. 2017 Plan (the “2017 Plan”). The 2017 Plan is the only plan under which equity-based compensation may currently be awarded to our executive officers and other employees, as well as our non-employee directors. As of March 31, 2021 and as of the date of this proxy statement, there were 311,982 shares of our common stock remaining available for the grant of equity awards under the 2017 Plan and there were 487,396 unvested shares of restricted stock and 538,915 unvested LTIP units outstanding under the 2017 Plan. In order to enable us to continue to offer meaningful equity-based incentives to our employees, officers, directors and consultants, our board believes that it is both necessary and appropriate to increase the number of shares of our common stock available for these purposes. As a result, on April 7, 2021, upon the recommendation of the Compensation Committee, our board approved and adopted the 2021 Plan, subject to approval by our stockholders at this annual meeting.
If the 2021 Plan is approved by our stockholders, it will become effective on June 24, 2021, and the maximum number of shares reserved for issuance under the 2021 Plan will be 2,000,000. The
Compensation Committee will not make any awards under the 2017 Plan between the date of this proxy statement and the annual meeting. If stockholders approve the 2021 Plan at the annual meeting, no further awards will be granted under the 2017 Plan, and the 2017 Plan will remain in effect only for so long as awards granted thereunder remain outstanding. If the 2021 Plan is not approved by our stockholders, no awards will be made under the 2021 Plan, and the 2017 Plan will remain in effect as it existed immediately prior to our 2021 annual meeting. However, if the 2021 Plan is not approved, we will likely not have enough shares to grant equity awards going forward.
Background for the Current Share Reserve Request
In setting the number of proposed shares issuable under the 2021 Plan, the Compensation Committee and our board considered a number of factors, including the following (each of which are discussed further below):
•
significant historical award information, reflected through our burn rate; and

•
key data relating to outstanding equity awards and shares available for grant.

Grant Practices And Key Data

Burn rate, which is a measure of share utilization rate in equity compensation plans, is an important factor for investors concerned about stockholder dilution. Burn rate is defined as the gross number of equity-based awards granted during a calendar year divided by the weighted average number of shares of common stock outstanding during the year. We have also provided an adjusted burn rate counting full-value awards as 2.0 shares of common stock when calculating the burn rate. Our board of directors believes that our current three-year average burn rate for the period ended December 31, 2020 of 0.91% (or 1.82% adjusted burn rate) compares favorably to the Institutional Shareholder Services (“ISS”) burn rate benchmark of 2.15% for Russell 3000 (excluding S&P 500) Real Estate applicable to meetings occurring on or after February 1, 2021, as set forth in the Appendix to the ISS report titled “United States Equity Compensation Plans Frequently Asked Questions” updated December 21, 2020.

Our equity-based compensation model results in a “burn rate” as indicated in the chart below.
CatchMark Burn Rate
	2020	2019	2018
Full value awards (FV):	438,089	458,887	431,948
Adjusted FV (after 2.0x multiplier):	876,178	917,774	863,896
Weighted Average Common Shares Outstanding (Basic):	48,816,000	49,038,000	47,937,000
Unadjusted burn rate:	0.90%	0.94%	0.90%
Adjusted Burn Rate:	1.79%	1.87%	1.80%
3-Year Average Burn Rate		0.91%
3-Year Average Adjusted Burn Rate:		1.82%
Adjusted Burn Rate as a % of ISS Benchmark:		84.65%

Executive Compensation

Overhang is a commonly used measure to assess the dilutive impact of equity programs such as the 2021 Plan. Overhang shows how much existing stockholder ownership would be diluted if all outstanding equity-based awards plus all remaining shares available for equity-based awards were introduced into the market. Overhang is equal to the number of equity-award shares currently outstanding plus the number of equity-award shares available to be granted, divided by the total shares of Common Stock outstanding at the end of the year. The additional 2,000,000 shares to be authorized for issuance under the 2021 Plan would bring our aggregate overhang to approximately 5.19%. The table below provides updated overhang data as of March 31, 2021:

(A) New Shares available under the 2021 Plan	2,000,000
(B) Shares underlying outstanding awards(1)	538,915
(C) Shares remaining available under the 2017 Plan(2)	—
(D) Total shares authorized for or outstanding under awards (A+B+C)	2,538,915
(E) Total shares outstanding	48,904,157
(F) Overhang (D/E)	5.19%

(1)
Includes 25,302 time-based LTIP units and 513,613 performance-based LTIP units. Excludes 487,396 shares of restricted stock, as such restricted stock is already reflected in the total outstanding shares of common stock.

(2)
As noted above, the Compensation Committee will not make any awards under the 2017 Plan between the date of this proxy statement and the annual meeting and will not make any future grants under the 2017 plan unless the 2021 Plan is not approved.

Important Provisions of the 2021 Plan
The 2021 Plan contains the following provisions that our Compensation Committee believes are consistent with the interests of stockholders and sound corporate governance practices:
•
No evergreen. The 2021 Plan does not include an “evergreen” feature pursuant to which the shares available for issuance under the 2021 Plan can be automatically replenished.

•
No repricing of stock options or SARs. The 2021 Plan prohibits the repricing of stock options or stock appreciation rights, or SARs, without stockholder approval. This prohibition includes reducing the exercise price or base price after the date of grant or replacing, regranting or canceling a stock option or SAR for cash or another award (including following a participant’s voluntary surrender of underwater stock options or SARs).

•
No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying stock on the date of grant.

•
No Liberal Share Recycling Provisions. The 2021 Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or stock appreciation right or to satisfy tax withholding requirements. The 2021 Plan also prohibits “net share counting” upon the exercise of stock options or stock appreciation rights.
•
No liberal change-in-control definition. The change-in-control definition contained in the 2021 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

•
“Double-trigger” change in control vesting. If awards granted under the 2021 Plan are assumed by a successor in connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control. Instead, such awards will vest if within two years after the effective date of the change in control, the participant’s employment is terminated without cause or the participant resigns for good reason.

•
Minimum vesting requirements. Except in the case of substitute awards, awards granted under the 2021 Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering five percent (5%) or fewer of the total number of shares authorized under the 2021 Plan.

Executive Compensation

•
No award may be transferred for value. The 2021 Plan prohibits the transfer of unexercised or restricted awards to independent third parties for value.

•
No dividends on unearned or unvested awards. The 2021 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned or unvested awards.

•
Limit on awards to non-employee directors. The 2021 Plan places a limit of $350,000 (or $500,000 in the case of a non-employee chairman of our board or lead director) in the aggregate compensation that may be granted to any non-employee director in any calendar year.

•
Limitation on amendments. No material amendments to the 2021 Plan can be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the 2021 Plan, or that would diminish the prohibitions on repricing stock options or SARs.

Summary of Material Terms of the 2021 Plan
A summary of the material terms of the 2021 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2021 Plan, which is attached to this proxy statement as Appendix A.
Purpose. The purpose of the 2021 Plan is to promote our success by linking the personal interests of our employees, officers, consultants, and directors to those of our stockholders, and by providing participants with an incentive for outstanding performance. The 2021 Plan is also intended to enhance our ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.
Administration. The 2021 Plan will be administered by our Compensation Committee. Our Compensation Committee will have the authority to: (i) grant awards; (ii) designate participants; (iii) determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; (iv) establish, adopt or revise any plan, program or policy for the grant of awards as it may deem necessary or advisable, including but not limited to short-term incentive programs; (v) establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2021 Plan; and (vi) make all other decisions and determinations that may be required under the 2021 Plan. Our board may at any time administer the 2021
Plan. If it does so, it will have all the powers of our Compensation Committee under the 2021 Plan.
Eligibility. The 2021 Plan permits the grant of awards to our employees, officers, non-employee directors and consultants and those of our affiliates. The number of eligible participants in the 2021 Plan will vary from year to year. As of March 31, 2021, approximately 25 employees and five non-employees (including our non-employee directors) were eligible to receive awards under the 2021 Plan.
Permissible Awards. The 2021 Plan authorizes the granting of awards in any of the following forms:
•
options to purchase shares of our common stock, which may be designated under the tax code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);

•
stock appreciation rights, or SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of our common stock on the date of exercise over the base price of the award;

•
restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by our Compensation Committee;

•
restricted stock units, or RSUs, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting criteria;

•
deferred stock units, or DSUs, which represent the right granted to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a future time as determined by our Compensation Committee, or as determined by the recipient within guidelines established by our Compensation Committee in the case of voluntary deferral elections;

•
performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2021 Plan may be granted in the form of a performance award);

Executive Compensation

•
other stock-based awards, including LTIP units, in the discretion of our Compensation Committee; and

•
cash-based awards, including annual incentive awards.

Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs. Any such dividend equivalent rights will either (i) be reinvested in the form of additional shares, which shares will be subject to the same vesting provisions as provided for the host award, or (ii) be credited by the Company to an account for the participant and accumulated without interest until the date upon which the host award becomes vested. In no event will dividend equivalents be paid or distributed until the vesting restrictions of the underlying award lapse.
Authorized Shares. Subject to adjustment as provided in the 2021 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2021 Plan is 2,000,000. Shares subject to awards that are canceled, terminated, forfeited, or settled in cash will again be available for awards under the 2021 Plan. Shares withheld to satisfy exercise prices or tax withholding obligations will not be added back to the pool of shares available for awards under the 2021 Plan. In the event of a nonreciprocal transaction between us and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2021 Plan will be adjusted proportionately, and our Compensation Committee must make such adjustments to the 2021 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.
Minimum Vesting. Except in the case of substitute awards (which are awards granted in substitution for stock and stock-based awards held by employees of another entity who become employees of ours or of our affiliates as a result of a merger, consolidation or acquisition) awards granted under the 2021 Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering five percent (5%) or fewer of the total number of shares authorized under the 2021 Plan.
Treatment of Awards upon a Participant’s Death or Disability. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:
•
all outstanding options and SARs that may be exercised will become fully exercisable;

•
all time-based vesting restrictions on outstanding awards will lapse; and

•
the payout opportunities attainable under all outstanding performance-based awards will vest based on (i) target performance if the termination occurs in the first half of the performance period or (ii) actual performance if the termination occurs in the second half of the performance period and the awards will pay out on a pro rata basis, based on the time elapsed prior to the termination.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of our company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by our Compensation Committee or our board:
•
all outstanding options and SARs that may be exercised will become fully exercisable;

•
all time-based vesting restrictions on outstanding awards will lapse; and

•
the payout opportunities attainable under all outstanding performance-based awards will vest based on (i) target performance if the change in control occurs in the first half of the performance period or (ii) actual performance if the change in control occurs in the second half of the performance period and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.

With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined), then:

Executive Compensation

•
all of that participant’s outstanding options and SARs that may be exercised will become fully exercisable;

•
all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•
the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on (i) target performance if termination occurs in the first half of the performance period or (ii) actual performance if termination occurs in the second half of the performance period (measured as of the end of the calendar quarter immediately preceding the date of termination) and the awards will pay out on a pro rata basis, based on the time elapsed prior to the date of termination.

Discretion to Accelerate Awards. The Compensation Committee may in its sole discretion determine that, upon the termination of service of a participant for any reason, or the occurrence of a change in control, all or a portion of such participant’s options or SARs will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards held by that participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the Compensation Committee may, in its sole discretion, declare.
Certain Transactions. Upon the occurrence or in anticipation of certain corporate events or extraordinary transactions, our Compensation Committee may also make discretionary adjustments to awards, including settling awards for cash, providing that awards will become fully vested and exercisable, providing for awards to be assumed or substituted, or modifying performance targets or periods for awards.
Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that our Compensation Committee may permit other transfers (other than transfers for value) where our Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by our Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.
Termination and Amendment. The 2021 Plan will terminate on June 23, 2027, the tenth anniversary of the date of our 2021 Annual Meeting, or, if our stockholders approve an amendment to the 2021 Plan that increases the number of shares subject to the 2021 Plan, the tenth anniversary of the date of such approval, unless earlier terminated by our board or Compensation Committee. Our board or Compensation Committee may, at any time and from time to time, terminate or amend the 2021 Plan, but if an amendment to the 2021 Plan would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies, or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2021 Plan may adversely affect any award previously granted under the 2021 Plan without the written consent of the participant. Without the prior approval of our stockholders, and except as otherwise permitted by the antidilution provisions of the 2021 Plan, the 2021 Plan may not be amended to directly or indirectly reprice, replace, or repurchase “underwater” options or SARs.
Our Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our stockholders or otherwise permitted by the antidilution provisions of the 2021 Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, (iii) we may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of our common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR, and (iv) the original term of an option or SAR may not be extended.
Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of our stockholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of our stockholders.

Executive Compensation

Certain Federal Income Tax Effects
The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2021 Plan. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed and may vary from locality to locality.
Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2021 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
SARs. A participant receiving a SAR under the 2021 Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises a SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time.
Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of our common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the tax code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.
Restricted or Deferred Stock Units A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. When the participant receives or has the right to receive shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of our common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time.
LTIP Units. The grant of an LTIP unit in our operating partnership is neither deductible by the Company nor treated as income to the grantee. Income will be allocated by our operating partnership to LTIP unit holders, including special allocations of realized capital gains and unrealized capital gains associated with “book-ups” of capital accounts until LTIP units have capital accounts equal to common units. To the extent that unrealized gains are allocated to LTIP units, holders of LTIP units will be allocated any corresponding realized gain when booked-up assets are sold. The character of income, e.g., ordinary income or capital gain, allocated to LTIP holders generally will be the same as the character at the partnership level. While Section 1061 of the Code imposes a three-year holding period for capital gains treatment with respect to “applicable partnership interests,” generally

Executive Compensation

profits interests awarded for services, it should not apply to the operating partnership’s sales of timber.
Performance Awards Payable in Cash. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a performance award payable in cash is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and we will be allowed a corresponding federal income tax deduction at that time.
Section 409A. The 2021 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the tax code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2021 Plan are generally exempt from the application of Section 409A of the tax code. Stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.
Tax Withholding. Our company and any of our affiliates have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2021 Plan.
Benefits to Named Executive Officers and Others
As of April 16, 2021, no awards had been granted under the 2021 Plan. Other than awards to independent directors under our independent director compensation program, all awards under the 2021 Plan will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups (other than independent directors) pursuant to the 2021 Plan in the future. Each independent director will receive, on the first business day immediately after the date on which CatchMark holds its annual stockholders meeting, a number of shares of CatchMark common stock having a value of $70,000 on the grant date. In addition, each independent director may receive, at his or her election, his or her cash retainers in shares of CatchMark common stock.

Equity Compensation Plan Information
The following table gives information as of December 31, 2020 about the common stock that may be issued under our equity compensation plans.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)(2)
Equity Compensation Plans Approved by Stockholders(3)	375,003(4)	N/A	660,951
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	375,003(4)		660,951

(1)
Does not include LTIP Units that convert to shares of common stock for no consideration.

(2)
All of such shares may be issued as full-value awards.

(3)
2017 Incentive Plan.

(4)
Reflects LTIP units outstanding. The number of shares issuable upon conversion of performance awards is calculated based on maximum payout levels until the performance period closes and the award settles.

Executive Compensation

Vote Required

The affirmative vote of a majority of the total votes cast by the holders of shares of common stock is required for the approval of the CatchMark Timber Trust, Inc. 2021 Incentive Plan. Abstentions will be treated as votes “against” this proposal. Broker non-votes do not count as votes cast and, therefore, will not have any effect on the outcome of this proposal.
Recommendation
Our board of directors unanimously recommends that stockholders vote “FOR” the approval of the CatchMark Timber Trust, Inc. 2021 Incentive Plan.

AUDIT COMMITTEE MATTERS
REPORT OF THE AUDIT COMMITTEE
The primary responsibilities of the Audit Committee, as set forth in its charter, are:
•
to assist the board of directors in overseeing:

•
the integrity of the Company’s financial statements;

•
the effectiveness of the Company’s internal control over financial reporting;

•
the Company’s compliance with legal and regulatory requirements, including overseeing the Company’s legal compliance and ethics programs;

•
the independent auditors’ qualifications and independence; and

•
the performance of the Company’s internal audit function and independent auditors; and

•
to prepare a report of the Audit Committee which is to be included in the Company’s annual proxy statement filed with the Securities and Exchange Commission (“SEC”).

Management has primary responsibility for preparing the Company’s financial statements and establishing effective internal control over financial reporting. The independent auditors are responsible for auditing those financial statements and our internal control over financial reporting and expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles and on the effectiveness of our internal control over financial reporting based on criteria established by the Committee of Sponsoring Organizations of the Treadway Commission. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.
The Audit Committee met with management and Deloitte & Touche LLP, the Company’s independent auditors (“Deloitte”), to review and discuss the Company’s 2020 audited financial statements and the Company’s internal control over financial reporting. The Audit Committee discussed with management and Deloitte the critical accounting policies applied by the Company in the preparation of its financial statements, the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte its identification and communication of the Company’s critical audit matter in the auditors’ report included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
The Audit Committee also met with Deloitte and the Company’s internal auditor, in each case with and without members of management present, to discuss the results of their respective examinations, the evaluations of the Company’s internal control over financial reporting, and the overall quality and integrity of the Company’s financial reporting. Additionally, the Audit Committee reviewed the Company’s internal audit plan and the performance, responsibilities and budget of our internal auditor. The Audit Committee met with members of management to discuss the Company’s legal compliance and ethics programs. The Audit Committee also oversaw compliance with and procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other federal securities law matters, including the confidential and anonymous submissions of these complaints.
Deloitte has provided the Audit Committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte

Audit Committee Matters

the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also considered whether Deloitte’s provision of non-audit services to the Company was compatible with the independence of the independent auditors. The Audit Committee has established a policy, discussed below, requiring the pre-approval of all audit and non-audit services provided to us by Deloitte. The Audit Committee reviewed and pre-approved all fees paid to Deloitte as described below.
Based on the review and the discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
The Audit Committee of the Board of Directors:
Tim E. Bentsen, Chair
Mary E. McBride
Douglas D. Rubenstein

PRINCIPAL AUDITOR FEES
The Audit Committee reviewed the audit and non-audit services performed by Deloitte in 2020, as well as the fees charged by Deloitte for such services. The aggregate fees billed to us by Deloitte and Deloitte Tax
LLP for professional accounting services, including the audit of our annual financial statements, for the years ended December 31, 2020 and 2019 are set forth in the table below.

	2020	2019
Audit fees	$606,720	$511,000
Audit-related fees	—	—
Tax fees	254,842	120,492
All other fees	—	—
Total	$861,562	$631,492
For purposes of the preceding table, the professional fees of Deloitte and Deloitte Tax LLP are classified as follows:
•
Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by Deloitte in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•
Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.
•
Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence. The Tax fees reflected in the table above include tax consulting fees of $162,737 for 2020 and $35,000 for 2019.

•
All other fees — These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.

Audit Committee Matters

PREAPPROVAL POLICIES
The Audit Committee’s charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent auditors as well as all permitted non-audit services, including the fees and terms thereof, in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” preapproval, it will require “specific” preapproval by the Audit Committee.
All requests or applications for services to be provided by the independent auditor that do not require specific preapproval by the Audit Committee are submitted to management and must include a detailed description of the services to be rendered. Management determines whether such services are included within the list of services that have received the general preapproval of the Audit Committee. The Audit Committee is informed on a timely basis of any such services rendered by the independent auditors.
Requests or applications to provide services that require specific preapproval by the Audit Committee are submitted to the Audit Committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Chair of the Audit Committee has been delegated the authority to specifically preapprove all services not covered by the general preapproval guidelines up to an amount not to exceed $75,000 per occurrence. Amounts requiring preapproval in excess of $75,000 per occurrence require specific preapproval by all members of the Audit Committee prior to engagement of our independent auditors. All amounts specifically preapproved by the Chair of the Audit Committee in accordance with this policy are disclosed to the full Audit Committee at the next regularly scheduled meeting.
All services rendered by Deloitte and Deloitte Tax LLP for the year ended December 31, 2020 were preapproved in accordance with the policies and procedures described above.

Audit Committee Matters

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee of our board of directors is responsible for appointing the independent auditors, understanding the terms of the audit engagement, negotiating the fees for the audit engagement and approving the terms of the audit engagement. The Audit Committee has appointed Deloitte & Touche LLP as our independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2021 and to attest to the effectiveness of our internal control over financial reporting for 2021. During the fiscal year ended December 31, 2020, Deloitte served as our independent auditor, and Deloitte Tax LLP provided certain domestic tax and other services. Deloitte has served as our independent auditor since our formation in 2005.
In connection with Deloitte’s engagement for 2021, the Audit Committee discussed with Deloitte the terms of the audit engagement, the overall scope and plan for the audit, and the other matters required to be discussed by the PCAOB’s auditing standards. The Audit Committee had the opportunity to ask Deloitte questions relating to such matters. As in prior years, the Audit Committee, along with management and our internal auditor, reviewed Deloitte’s 2020 performance as part of its consideration of whether to appoint Deloitte as our independent auditors for 2021 and to recommend to the board that stockholders ratify this appointment. As part of this review, the Audit Committee considered the continued independence, objectivity and professional skepticism of Deloitte. The Audit Committee also considered, among other things, the length of time that Deloitte has served as our independent auditors, the nature and scope of our business, Deloitte’s industry expertise, external data and management’s perception relating to the depth and breadth of Deloitte’s auditing qualification and experience, the quantity and quality of Deloitte’s staff, the appropriateness of Deloitte’s fees, the communication and interaction with the Deloitte team over the course of the prior year, PCAOB reports on Deloitte, and the potential impact of changing our independent auditors.
The Audit Committee recognized the ability of Deloitte to provide both the necessary expertise to audit our financial statements and internal controls, as well as the efficiencies to us resulting from Deloitte’s long-standing and deep understanding of our business. The Audit Committee also considered the policies that Deloitte follows with respect to rotation of its key audit personnel so that there is a new partner-in-charge at least every five years. The Audit Committee is involved in the selection of the new partner-in-charge of the audit engagement when there is a rotation required under applicable rules. Additionally, the Audit Committee considered Deloitte’s focus on independence, their quality control policies, the quality and efficiency of the work performed, and the quality of discussions and feedback sessions.
Based on the results of its review, the Audit Committee concluded that Deloitte is independent and qualified and that it is in the best interests of us and our stockholders to appoint Deloitte to serve as our independent auditors for 2021. We are asking our stockholders to ratify the selection of Deloitte as our independent auditors for the fiscal year ending December 31, 2021.
Deloitte representatives will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. In addition, the Deloitte representatives will be available to respond to appropriate questions posed by any stockholder.
Although ratification of the selection of Deloitte is not required by our charter or bylaws or otherwise, our board of directors is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection of Deloitte is ratified, the Audit Committee in its discretion may select a different firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Audit Committee Matters

Vote Required

Under our bylaws, approval of the proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions will not be counted as votes cast and therefore will have no effect on the outcome of the vote. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, the ratification of the appointment of Deloitte as our independent auditors because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions.
Recommendation
Our board of directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2021.

STOCK OWNERSHIP
The following table sets forth information as of April 8, 2021, regarding the number and percentage of shares of common stock beneficially owned by: (1) any person known to us to be the beneficial owner of more than 5% of our outstanding shares; (2) each director and director nominee; (3) each named executive officer; and (4) all directors and executive officers as a group.
	Common Stock
Names of Beneficial Owners(1)	Shares	%
5% Stockholders:
The Vanguard Group(2)	4,895,260	10.01%
BlackRock, Inc.(3)	4,032,885	8.25%
Renaissance Technologies LLC(4)	3,236,467	6.62%
Pictet Asset Management SA(5)	2,816,487	5.76%
Ranger Global Real Estate Advisors, LLC(6)	2,810,140	5.75
Directors and Named Executive Officers:
Brian M. Davis(7)	181,295	*
Ursula Godoy-Arbelaez	63,802	*
Todd P. Reitz	57,904	*
Lesley H. Solomon	48,378	*
Tim E. Bentsen	1,938	*
James M. DeCosmo	10,372	*
Paul S. Fisher	27,766	*
Mary E. McBride	5,195	*
Douglas D. Rubenstein	39,271	*
Jerry Barag(8)	111,854	*
All directors and executive officers as a group (9 persons)(9)	435,921	*%

*
Less than 1%.

(1)
Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The amount shown and the following information are derived from a Schedule 13G/A (Amendment No. 3) filed with the SEC on February 10, 2021 in which The Vanguard Group reported that as of December 31, 2020 it had shared voting power over 63,692 shares, sole dispositive power over 4,785,020 shares and shared dispositive power over 110,240 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
The amount shown and the following information are derived from the Schedule 13G/A (Amendment No. 5) filed with the SEC on January 29, 2021 in which BlackRock, Inc. reported that as of December 31, 2020 it had sole voting power over 3,926,470 shares and sole dispositive power over 4,032,885 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)
The amount shown and the following information are derived from the Schedule 13G/A (Amendment No. 2) filed with the SEC on February 11, 2021 in which Renaissance Technologies LLC reported that as of December 31, 2020 it had sole voting power over 3,156,567 shares and sole dispositive power over 3,236,467 shares. The address for Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022.

(5)
The amount shown and the following information are derived from the Schedule 13G filed with the SEC on February 10, 2021 in which Pictet Asset Management SA reported that as of December 31, 2020 it had sole voting and dispositive power over 2,816,487 shares. The address for Pictet Asset Management SA is 60 Route des Acacias, 1211 Geneva 73, Switzerland.

(6)
The amount shown and the following information are derived from the Schedule 13G filed with the SEC on February 16, 2021 in which

Stock Ownership

Ranger Global Real Estate Advisors, LLC reported that as of December 31, 2020 it had sole voting and dispositive power over 2,810,140 shares. The address for Ranger Global Real Estate Advisors, LLC is 1801 Wewatta Street, 11th Floor, Denver, CO 80202.
(7)
Excludes 15,411 common units of CatchMark Timber OP.

(8)
Mr. Barag retired as our Chief Executive Officer and as a director on January 21, 2020. Share ownership information is based on the Company’s records as of such date. Excludes 57,998 common units of CatchMark Timber OP.

(9)
Includes all of our directors and executive officers as of the date of this proxy statement. The address for our directors and executive officers is 5 Concourse Parkway, Suite 2650, Atlanta, GA 30328.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Below is information about voting and the annual meeting. To make this information easier to understand, we have presented this information in a question-and-answer format.
Why did you provide this proxy statement to me?

We are providing this proxy statement to you because our board of directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under SEC rules to assist you in voting.
What matters may I vote on at the annual meeting?

At the annual meeting, you may vote on the following proposals:
1.	to elect the six nominees named in this proxy statement to serve on our board of directors;
2.	to approve, on an advisory basis, the compensation of our named executive officers;
3.	to approve the CatchMark Timber Trust, Inc. 2021 Incentive Plan;
4.	to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2021; and
5.	any other proposal that may properly come before the annual meeting or any adjournment or postponement thereof.
What is a proxy?

A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or submit your proxy by phone or online, you are giving your permission to vote your shares of common stock at the annual meeting. The individuals who will be authorized to vote your shares of common stock at the annual meeting are Brian M. Davis, our Chief Executive Officer and President, and Ursula Godoy-Arbelaez, our Chief Financial Officer, Senior Vice President and Treasurer.
How will the proxies vote my shares?

The proxies will vote your shares of common stock as you instruct unless you return the proxy card and give no instructions. In this case, they will vote in accordance with the recommendations of our board of directors as follows:
1.	FOR the election of the six nominees named in this proxy statement to serve on our board of directors;
2.	FOR the approval, on an advisory basis, of the compensation of our named executive officers;
3.	FOR the approval of the CatchMark Timber Trust, Inc. 2021 Incentive Plan; and
4.	FOR the proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2021.
With respect to any other proposals to be voted on, the proxies will vote in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in the discretion of Mr. Davis and Ms. Godoy-Arbelaez. They will not vote your shares of common stock if you do not submit your proxy by phone or online or by returning a signed and dated proxy card to us. This is why it is important for you to vote by proxy as soon as possible, whether or not you plan on attending the annual meeting.
Who is entitled to vote?

Anyone who owned shares of our common stock at the close of business on April 8, 2021, the record date, is entitled to vote at the annual meeting.

Questions and Answers about the Annual Meeting and Voting

When is the annual meeting and where will it be held?

As a result of the continuing public health impact of the COVID-19 pandemic, the annual meeting will be held virtually to protect the health and well-being of our employees, stockholders and community. The annual meeting will be held:

WHEN	VIRTUAL MEETING
Thursday, June 24, 2021, 10:00 a.m., Eastern Time.	www.meetingcenter.io/207215756 Password: CTT2021
Who can attend the annual meeting?

You are entitled to attend the annual meeting only if you are a holder of record or a beneficial owner of shares of our common stock as of the record date or if you hold a valid proxy for the annual meeting. To participate in the annual meeting, stockholders must enter the following password: CTT2021.
Stockholders of record must also enter the control number found on their proxy card or the Notice. Stockholders may vote during the annual meeting by following the instructions available on the meeting website during the annual meeting.
If shares are held through an intermediary, such as a bank, broker or other nominee, stockholders must register in advance to attend the annual meeting. To register, stockholders must submit proof of their proxy power (legal proxy) reflecting their holdings along with their name and email address to Computershare Fund Services. Stockholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 10:00 a.m., Eastern Time, on June 22, 2021. Stockholders will receive an email confirmation from Computershare Fund Services, which will include a control number that will allow the stockholder to vote at the annual meeting.
How many shares of common stock can vote?

As of the close of business on April 8, 2021, there were 48,904,157 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each whole share of common stock held.
What is a “quorum”?

A “quorum” must be present in order for the annual meeting to be a duly held meeting at which business can be conducted. A quorum consists of the presence, virtually or by proxy, of stockholders holding a majority of all the votes entitled to be cast at the annual meeting. If a broker or other record holder of shares returns a proxy card indicating that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be treated as not entitled to vote on that matter. Abstentions and broker non-votes will be counted to determine whether a quorum is present. If you submit a properly executed proxy card, then you will be considered part of the quorum.
How do I vote?

You may vote your shares of common stock either at the meeting or by proxy. Whether or not you plan to attend the annual meeting and vote at such time, we urge you to have your proxy vote recorded in advance of the annual meeting. Stockholders have the following three options for submitting their votes by proxy: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials). If you have internet access, we encourage you to vote by proxy online because it is convenient and it saves us significant postage and processing costs, which benefits you as a stockholder. In addition, when you vote by proxy online or by phone prior to the annual meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and therefore not be counted. For further instructions on voting by proxy, see the enclosed proxy card accompanying this proxy statement. If you attend the annual meeting, you also may submit your vote during the meeting and any previous proxy votes that you submitted, whether online, by phone or by mail, will be superseded by the vote you cast at the annual meeting.
What if I vote by proxy and then change my mind?

You have the right to revoke your proxy at any time before the annual meeting by:
1.
notifying our Secretary;

2.
attending the annual meeting and voting during the meeting;

3.
returning another properly executed proxy card dated after your first proxy card if we receive it before the annual meeting date; or

4.
recasting your proxy vote online or by phone.

Only the most recent proxy vote will be counted, and all others will be discarded regardless of the method of voting.

Questions and Answers about the Annual Meeting and Voting

Will my vote make a difference?

Yes. In particular, your vote could affect the composition of our board of directors. More generally, your presence, virtually or by proxy, is needed to ensure that we have a quorum and can act on each of the proposals presented.
YOUR VOTE IS VERY IMPORTANT!
Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
How does the board of directors recommend I vote on the proposals?

The board of directors recommends a vote:
1.	FOR the election of the six nominees named in this proxy statement to serve on our board of directors;
2.	FOR the approval, on an advisory basis, of the compensation of our named executive officers;
3.	FOR the approval of the CatchMark Timber Trust, Inc. 2021 Incentive Plan; and
4.	FOR the proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2021.
What is the voting requirement to elect the board of directors?

The affirmative vote of a majority of the total votes cast for and against a nominee at a meeting of stockholders duly called and at which a quorum is present is required for the election of our directors. Abstentions and broker non-votes do not count as votes cast for this proposal and therefore will not have any effect on the election of the directors. Please see “Proposal No. 1: Election of Directors.”
What is the voting requirement to approve, on an advisory basis, the compensation of our named executive officers?

The affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes do not count as votes cast for this proposal and therefore will not have any effect on the outcome of this proposal. The vote is advisory, and therefore not binding on us, our board of directors or the Compensation Committee of our board of directors.
The Compensation Committee, however, will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate. Please see “Proposal No. 2: Advisory Vote to Approve Named Executive Officer Compensation.”
What is the voting requirement to approve the CatchMark Timber Trust, Inc. 2021 Incentive Plan?

The affirmative vote of a majority of the total votes cast by the holders of shares of common stock is required for the approval of the CatchMark Timber Trust, Inc. 2021 Incentive Plan. Abstentions will be treated as votes “against” this proposal. Broker non-votes do not count as votes cast and, therefore, will not have any effect on the outcome of this proposal. Please see “Proposal No. 3: CatchMark Timber Trust, Inc. 2021 Incentive Plan.”
What is the voting requirement to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2021?

The proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present. Abstentions will not be counted as votes cast and will have no effect on the outcome of this proposal. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, this proposal because brokers may vote on this proposal in their discretion on behalf of clients who have not furnished voting instructions. Even if the selection of Deloitte is ratified, the Audit Committee of our board of directors in its discretion may direct the appointment of a different firm at any time during the year if it determines that such a change would be in our best interests. Please see “Proposal No. 4: Ratification of Appointment of Independent Auditors.”
How will voting on any other business be conducted?

Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your signed proxy card or proxy submitted by phone or online gives authority to Mr. Davis and Ms. Godoy-Arbelaez, and each of them, to vote on such matters in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in their discretion.

Questions and Answers about the Annual Meeting and Voting

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. In addition, within four business days following the annual meeting, we intend to file the final voting results with the SEC on Form 8-K. If the final voting results have not been certified within that four-business day period, we will report the preliminary voting results on Form 8-K at that time and will file an amendment to the Form 8-K to report the final voting results within four business days of the date that the final results are certified.
When are stockholder proposals for the 2022 annual meeting of stockholders due?

Stockholders interested in nominating a person as a director or presenting any other business for consideration at our 2022 annual meeting of stockholders may do so by following the procedures prescribed in Article II, Section 11 of our bylaws and in Rule 14a-8 of the Exchange Act. To be eligible for presentation to and action by the stockholders at the 2022 annual meeting, director nominations and other stockholder proposals must be received by our Secretary at our executive offices no earlier than November 24, 2021 and no later than 5:00 pm, ET, on December 24, 2021. To be eligible for inclusion in our proxy statement for the 2022 annual meeting of stockholders, stockholder proposals must be received by our Secretary at our executive offices by December 24, 2021. However, if we hold the 2022 annual meeting before May 25, 2022 or after July 24, 2022, stockholders must submit proposals for inclusion in our 2022 proxy statement within a reasonable time before we begin to print our proxy materials.
Who pays the cost of this proxy solicitation?

We will pay all the costs of soliciting these proxies. We have retained Georgeson Inc., a Delaware corporation operating under the name Computershare Fund Services (“Computershare”), to assist us in the distribution of proxy materials and the solicitation of proxies. We expect to pay Computershare fees of approximately $12,500 to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, which include review of certain proxy materials, dissemination of brokers’ search cards, distribution of notices of internet availability of proxy materials, distribution of proxy materials, operating online and phone voting systems, and receipt of executed proxies. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our officers and directors may also solicit proxies, but they will not be specifically compensated for these services.
Is this proxy statement the only way that proxies are being solicited?

No. In addition to mailing a Notice Regarding Availability of Proxy Materials on or about April 23, 2021 and mailing or providing access to these proxy solicitation materials, our directors and employees, as well as Computershare and any other third-party proxy service companies we retain, also may solicit proxies in person, via internet, by phone or by any other means of communication we deem appropriate.
If I share my residence with another stockholder, how many copies of the annual report and proxy statement should I receive?

In accordance with SEC rules, we are sending only a single set of the annual report and proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us reduce costs, which benefits you as a stockholder. Each stockholder will continue to receive a separate proxy card or voting instruction card. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was previously delivered. If you received a single set of these documents for your household for this year but you would prefer to receive your own copy, you may direct requests for a separate copy to the following address:
CatchMark Timber Trust, Inc. c/o Computershare Inc. Computershare Fund Services 2950 Expressway Drive South Suite 210 Islandia, NY 11749
1-866-956-7277
If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.
What if I consent to have one set of materials mailed now but change my mind later?

You may withdraw your householding consent at any time by contacting Computershare at the address and

Questions and Answers about the Annual Meeting and Voting

phone number provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instruction.
The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting Computershare at:
1-855-862-0044.
If I plan to attend the annual meeting virtually, should I notify anyone?

If you are a holder of record, you do not need to notify anyone prior to attending the annual meeting. If your shares are held through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the annual meeting. To register, stockholders must submit proof of their proxy power (legal proxy) reflecting their holdings along with their name and email address to Computershare Fund Services. Stockholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 10:00 a.m., Eastern Time, on June 22, 2021. Stockholders will receive an email confirmation from Computershare Fund Services, which will include a control number that will allow the stockholder to attend and vote at the annual meeting.
Where can I find more information?

You may access, read and print copies of the proxy materials for the annual meeting, including this proxy statement, form of proxy card and annual report to stockholders, at the following website: www.catchmark.com/proxy.
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on its website at www.sec.gov.

Appendix A
CATCHMARK TIMBER TRUST, INC.
2021 INCENTIVE PLAN
Article 1
PURPOSE
1.1
GENERAL.   The purpose of the CatchMark Timber Trust, Inc. 2021 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of CatchMark Timber Trust, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

Article 2
DEFINITIONS
2.1
DEFINITIONS.   When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)
“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)
“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)
“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)
“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)
“Board” means the Board of Directors of the Company.

(f)
“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board: (i) the willful and continued failure of the Participant to perform his or her required duties as an officer or employee of the Company or any Affiliate, (ii) any action by the Participant that involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency that has jurisdiction over the Company or any Affiliate to terminate the employment of the Participant, (iv) the conviction of the Participant of the commission of any criminal offense that involves dishonesty or breach of trust, or (v) any intentional breach by the Participant of a material term, condition or covenant of any agreement between the Participant and the Company or any Affiliate.

Appendix A

(g)
“Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering:

(i)
individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)
any person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)
the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)
approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h)
“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)
“Committee” means the committee of the Board described in Article 4.

Appendix A

(j)
“Company” means CatchMark Timber Trust, Inc., a Maryland corporation, or any successor corporation.

(k)
“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, (v) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or an Affiliate, or vice versa, or (vi) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)
“Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m)
“Disability” means the inability of the Participant, as reasonably determined by the Company, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

(n)
“Dividend Equivalent” means a right granted to a Participant under Article 11.

(o)
“Effective Date” has the meaning assigned such term in Section 3.1.

(p)
“Eligible Participant” means an employee, officer, director or consultant of the Company or any Affiliate.

(q)
“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r)
“Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s)
“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

Appendix A

(t)
“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(u)
“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(v)
“Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and (b) a “non-employee” director under Rule 16b-3 of the 1934 Act.

(w)
“Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(x)
“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(y)
“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z)
“Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(aa)
“Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(bb)
“Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(cc)
“Performance Award” means any award granted under the Plan pursuant to Article 10.

(dd)
“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ee)
“Plan” means the CatchMark Timber Trust, Inc. 2021 Incentive Plan, as amended from time to time.

(ff)
“Prior Plan” means the Amended and Restated CatchMark Timber Trust, Inc. 2017 Incentive Plan.

(gg)
“Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(hh)
“Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ii)
“Shares” means shares of the Company’s Class A Common Stock, $0.01 par value. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

(jj)
“Stock” means the Company’s Class A Common Stock, $0.01 par value and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(kk)
“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(ll)
“Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(mm)
“1933 Act” means the Securities Act of 1933, as amended from time to time.

Appendix A

(nn)
“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

Article 3
EFFECTIVE TERM OF PLAN
3.1
EFFECTIVE DATE.   The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

3.2
TERMINATION OF PLAN.   Unless earlier terminated as provided herein, the Plan shall continue in effect until the date of the 2031 stockholders’ meeting or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

Article 4
ADMINISTRATION
4.1
COMMITTEE.   The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2
ACTION AND INTERPRETATIONS BY THE COMMITTEE.   For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3
AUTHORITY OF COMMITTEE.   Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a)
grant Awards;

(b)
designate Participants;

(c)
determine the type or types of Awards to be granted to each Participant;

Appendix A

(d)
determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)
determine the terms and conditions of any Award granted under the Plan;

(f)
prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)
decide all other matters that must be determined in connection with an Award;

(h)
establish, adopt or revise any plan, program or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special plan documents;

(i)
establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)
make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)
amend the Plan or any Award Certificate as provided herein; and

(l)
adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4
DELEGATION.

(a)
Administrative Duties.   The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b)
Special Committee.   The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

Article 5
SHARES SUBJECT TO THE PLAN
5.1
NUMBER OF SHARES.   Subject to adjustment as provided in Section 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 2,000,000, all of which may be granted as Incentive Stock Options. From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2
SHARE COUNTING.   Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with subsections (a) through (i) of this Section 5.2.

(a)
To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

Appendix A

(b)
Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)
Shares withheld from an Award to satisfy tax withholding requirements will count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements will not be added to the Plan share reserve.

(d)
The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation) .

(e)
The full number of Shares subject to a SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).

(f)
Substitute Awards granted pursuant to Section 13.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(g)
Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3
STOCK DISTRIBUTED.   Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4
LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS. With respect to any one calendar year, the aggregate compensation that may be granted to any Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $350,000, or $500,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

Article 6
ELIGIBILITY
6.1
GENERAL.   Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

Article 7
STOCK OPTIONS
7.1
GENERAL.   The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)
Exercise Price.   The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.11) shall not be less than the Fair Market Value as of the Grant Date.

(b)
Prohibition on Repricing.   Except as otherwise provided in Section 14.1, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, and (iii) the

Appendix A

Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.
(c)
Time and Conditions of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)
Payment.   The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)
Exercise Term.   Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)
No Deferral Feature.   No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)
No Dividend Equivalents.   No Option shall provide for Dividend Equivalents.

7.2
INCENTIVE STOCK OPTIONS.   The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

Article 8
STOCK APPRECIATION RIGHTS
8.1
GRANT OF STOCK APPRECIATION RIGHTS.   The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)
Right to Payment.   Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)
The Fair Market Value of one Share on the date of exercise; over

(2)
The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)
Prohibition on Repricing.   Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)
Time and Conditions of Exercise.   The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR

Appendix A

that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.
(d)
No Deferral Feature.   No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)
No Dividend Equivalents.   No SAR shall provide for Dividend Equivalents.

(f)
Other Terms.   All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

Article 9
RESTRICTED STOCK AND STOCK UNITS
9.1
GRANT OF RESTRICTED STOCK AND STOCK UNITS.   The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2
ISSUANCE AND RESTRICTIONS.   Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3
DIVIDENDS ON RESTRICTED STOCK.   Dividends accrued on shares of Restricted Stock before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Restricted Stock Award lapse.

9.4
FORFEITURE.   Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5
DELIVERY OF RESTRICTED STOCK.   Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

Appendix A

Article 10
PERFORMANCE AWARDS
10.1
GRANT OF PERFORMANCE AWARDS.   The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2
PERFORMANCE GOALS.   The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

Article 11
DIVIDEND EQUIVALENTS
11.1
GRANT OF DIVIDEND EQUIVALENTS.   The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Full-Value Award lapse.

Article 12
STOCK OR OTHER STOCK-BASED AWARDS
12.1
GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.   The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to Section 13.6) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, including limited partnership interests in a limited partnership entity of which the Company is general partner that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in such limited partnership entity that may be exchanged or converted into such limited partnership interests, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

Appendix A

Article 13
PROVISIONS APPLICABLE TO AWARDS
13.1
AWARD CERTIFICATES.   Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.2
FORM OF PAYMENT FOR AWARDS.   At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3
LIMITS ON TRANSFER.   No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.4
BENEFICIARIES.   Notwithstanding Section 13.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

13.5
STOCK TRADING RESTRICTIONS.   All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6
MINIMUM VESTING REQUIREMENTS.   Except in the case of substitute Awards granted pursuant to Section 13.11, Awards granted under the Plan to an Eligible Participant shall be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the Participant as provided in Section 13.7 and Section 13.8 hereof). Notwithstanding the foregoing, the Committee may grant Awards without the above-described minimum vesting requirement with respect to Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan.

13.7
ACCELERATION UPON DEATH OR DISABILITY.   Except as otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:

(a)
all of that Participant’s outstanding Options and SARs shall become fully exercisable;

(b)
all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

Appendix A

(c)
the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 16.3 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
13.8
EFFECT OF A CHANGE IN CONTROL.

(a)
Awards Assumed or Substituted by Surviving Entity.   With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be prorata payout to such Participant within thirty (30) days following the date of termination of employment (unless a later date is required by Section 16.3 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)
Awards not Assumed or Substituted by Surviving Entity.   Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be prorata payout to Participants within thirty (30) days following the Change in Control (unless a later date is required by Section 16.3 hereof) based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

Appendix A

13.9
DISCRETION TO ACCELERATE AWARDS.   Regardless of whether an event has occurred as described in Section 13.7 or 13.8 above, the Committee may in its sole discretion determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.9.

13.10
FORFEITURE EVENTS.   Awards under the Plan shall be subject to any compensation recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

13.11
SUBSTITUTE AWARDS.   The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

Article 14
CHANGES IN CAPITAL STRUCTURE
14.1
MANDATORY ADJUSTMENTS.   In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2
DISCRETIONARY ADJUSTMENTS.   Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a

Appendix A

designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
14.3
GENERAL.   Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

Article 15
AMENDMENT, MODIFICATION AND TERMINATION
15.1
AMENDMENT, MODIFICATION AND TERMINATION.   The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

15.2
AWARDS PREVIOUSLY GRANTED.   At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)
Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)
The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c)
Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(d)
No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding

Appendix A

Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).
15.3
COMPLIANCE AMENDMENTS.   Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

Article 16
GENERAL PROVISIONS
16.1
RIGHTS OF PARTICIPANTS.

(a)
No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)
Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d)
No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2
WITHHOLDING.   The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3
SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)
General.   It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent.

Appendix A

Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
(b)
Definitional Restrictions.   Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(c)
Allocation among Possible Exemptions.   If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d)
Six-Month Delay in Certain Circumstances.   Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(e)
Installment Payments.   If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)
Timing of Release of Claims.   Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a

Appendix A

single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.
(g)
Permitted Acceleration.   The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

16.4
UNFUNDED STATUS OF AWARDS.   The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5
RELATIONSHIP TO OTHER BENEFITS.   No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.6
EXPENSES.   The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7
TITLES AND HEADINGS.   The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8
GENDER AND NUMBER.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9
FRACTIONAL SHARES.   No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10
GOVERNMENT AND OTHER REGULATIONS.

(a)
Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)
Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to

Appendix A

issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
16.11
GOVERNING LAW.   To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Maryland.

16.12
SEVERABILITY.   In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13
NO LIMITATIONS ON RIGHTS OF COMPANY.   The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the CatchMark Timber Trust, Inc. 2021 Incentive Plan as adopted by the Board on April 7, 2021 and approved by the Company’s stockholders on [           ], 2021.
CATCHMARK TIMBER TRUST, INC.
By:
Name:
Title:

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CATCHMARK TIMBER TRUST, INC.PROXY FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERSPlease detach at perforation before mailing.PROXY CATCHMARK TIMBER TRUST, INC.PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS – JUNE 24, 2021THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned stockholder hereby appoints Brian Davis and Ursula Godoy-Arbelaez, and each of them, as proxy and attorney-in-fact, each with the power to appoint his/her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of CATCHMARK TIMBER TRUST, INC. (the “Company”), to be held virtually via live webcast only on June 24, 2021, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of the Annual Meeting, the proxy statement, and the 2020 annual report.This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each director nominee in Proposal No. 1 and “FOR” Proposal Nos. 2, 3 and 4. The proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including but not limited to the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the June 24, 2021 Annual Meeting date.All proxy votes must be received by 10:00 a.m. ET, June 24, 2021, in order to be certified in the final tabulation. In the event that the Annual Meeting is adjourned, all proxy votes must be received by 10:00 a.m. ET on the day the Annual Meeting is reconvened.VOTE BY INTERNET: www.catchmark.com/proxyVOTE BY TELEPHONE: 1-800-337-350332047_033021TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD. IF YOU PREFER, YOU MAY INSTEAD VOTE YOUR PROXY BY INTERNET OR TELEPHONExxxxxxxxxxxxxx code

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held virtually June 24, 2021The Proxy Statement for this meeting, a sample Proxy Card and the 2020 Annual Report are available at: www.catchmark.com/proxyAs a result of the continuing public health impact of the COVID-19 pandemic, the annual meeting will be held virtually to protect the health and well-being of our employees, stockholders and community. Stockholders can access the meeting online at the following link: www.meetingcenter.io/207215756. To Participate in the Virtual Meeting enter the 14-digit control number from the shaded box on this card. The Password for this meeting is: CTT2021. Stockholders of record must also enter the control number found on their proxy card or notice of internet availability. Stockholders may vote during the annual meeting by following the instructions available on the meeting website during the annual meeting.Please detach at perforation before mailing.TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: XA Proposals THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3, AND “FOR” PROPOSAL NO. 4. Unless you direct otherwise, this authorized proxy will be voted as our board of directors recommends.1.Election of directors to hold office for one-year terms expiring in 2022: FOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAIN01. Tim E. Bentsen02. Brian M. Davis 03. James M. DeCosmo04. Paul S. Fisher05. Mary E. McBride06. Douglas D. RubensteinFOR AGAINST ABSTAIN2.Approval, on an advisory basis, of the compensation of the Company’s named executive officers.3.Approval, of the CathcMark Timber Trust, Inc. 2021 Incentive Plan.FOR AGAINST ABSTAIN4.Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal yearending December 31, 2021. 5.Transacting any other business that may properly come before the meeting or any adjournment or postponement thereof.B Authorized Signatures This section must be completed for your vote to be counted. Sign and Date Below.Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.Date (mm/dd/yyyy) Please print date belowSignature
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